UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

Take-Two Interactive Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July [    ], 2012

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Take-Two Interactive Software, Inc., that will be held on September 20, 2012, at 4:00 p.m. local time at the W Hotel – Union Square, 201 Park Avenue South, Studio 1, Floor 2M, New York, New York 10003.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.

We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On or about August 10, 2012, we expect to begin mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and vote online; however, stockholders of record will receive a copy of the Proxy Statement and Annual Report by mail instead of receiving the Notice of Internet Availability of Proxy Materials. The Proxy Statement and Notice of Internet Availability of Proxy Materials contain instructions on how you can receive a paper copy of the Proxy Statement and Annual Report if you only received a Notice by mail.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting of Stockholders and Proxy Statement, we urge you to cast your vote via the Internet or, if you received a proxy card, complete, sign, date and return the proxy card in the envelope provided. If the address on the Notice of Internet Availability of Proxy Materials or the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing at 6201 15th Avenue, Brooklyn, New York 11219.

We hope to see you at the meeting and appreciate your continued support.

Sincerely,

Strauss Zelnick

Chairman and Chief

Executive Officer

Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, USA

tel 646.536.2842     fax 646.536.2926     www.take2games.com

TAKE-TWO INTERACTIVE SOFTWARE, INC.

622 Broadway

New York, New York 10012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 20, 2012

To the Stockholders of TAKE-TWO INTERACTIVE SOFTWARE, INC.:

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting (the “Annual Meeting”) of Stockholders of Take-Two Interactive Software, Inc. (the “Company”) will be held on September 20, 2012, at 4:00 p.m. local time at the W Hotel – Union Square, 201 Park Avenue South, Studio 1, Floor 2M, New York, New York 10003, to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

1.	the election as directors of the eight nominees named in the attached Proxy Statement;

2.	the approval of an amendment to the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan to increase the available shares reserved thereunder;

3.	the approval of an amendment to the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock from 150 million to 200 million;

4.	an advisory vote to approve the compensation of the named executive officers;

5.	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013; and

6.	such other business that may properly come before the Annual Meeting or any adjournment thereof.

Your Board of Directors believes that the election of the nominated directors, the approval of an amendment to the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan, the approval of the amendment to the Restated Certificate of Incorporation, the approval of the compensation of the named executive officers and the ratification of the appointment of Ernst & Young LLP are in the best interests of the Company and its stockholders and, accordingly, recommends a vote “FOR” the approval of these proposals.

Only stockholders of record at the close of business on July 25, 2012 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Daniel P. Emerson

Corporate Secretary

July [ ], 2012

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND COMPLETE AND SUBMIT YOUR PROXY CARD VIA THE INTERNET OR SIGN AND DATE YOUR PAPER PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

622 Broadway

New York, New York 10012

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 20, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Take-Two Interactive Software, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on September 20, 2012 at 4:00 p.m. local time, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

The Company expects to either mail or provide notice and electronic delivery of this Proxy Statement and the enclosed form of proxy to stockholders on or about August 10, 2012.

Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. A proxy may be revoked by the stockholder of record at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

The address of the principal executive offices of the Company is 622 Broadway, New York, New York 10012, and its telephone number is (646) 536-2842.

The rules of the Securities and Exchange Commission (“SEC”) require us to notify all stockholders, including those stockholders to whom we have mailed proxy materials, of the availability of our proxy materials through the Internet.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be held on September 20, 2012

Our Proxy Statement and 2012 Annual Report to Stockholders are available at

http://www.proxyvote.com

The following questions and answers provide important information about the Annual Meeting and this Proxy Statement:

What matters will be considered at the Annual Meeting?

•	the election as directors of the eight nominees named in the attached Proxy Statement;

•

the approval of an amendment to the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (the “Amendment to the 2009 Stock Incentive Plan”) to increase the available shares reserved thereunder;

•

the approval of an amendment to the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) from 150 million to 200 million;

•	an advisory vote to approve the compensation of the named executive officers;

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013; and

•	such other business that may properly come before the Annual Meeting or any adjournment thereof.

How does the Board recommend that stockholders vote on these matters?

Your Board of Directors believes that the election of the nominated directors, the approval of the Amendment to the 2009 Stock Incentive Plan, the approval of the amendment to the Restated Certificate of Incorporation, the approval of the compensation of the named executive officers and the ratification of the appointment of Ernst & Young LLP (“E&Y”) are in the best interests of the Company and its stockholders and, accordingly, recommends a vote “FOR” the approval of these proposals.

Who is entitled to vote?

Stockholders of record as of the close of business on July 25, 2012 (the “Record Date”) are entitled to attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on each matter submitted to a vote at the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

The rules of the SEC permit us to make our proxy materials available to beneficial owners of our stock electronically over the Internet without having to mail printed copies of the proxy materials. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to our beneficial owners. All beneficial owners will have the ability to access the proxy materials, including this Proxy Statement and our 2012 Annual Report, on the website referred to in the Notice of Internet Availability or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, beneficial owners may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What does it mean if I receive more than one Notice of Internet Availability or proxy card?

It may mean that you hold shares registered in more than one account. Follow the voting instructions provided on each Notice of Internet Availability that you received to ensure that all of your shares are voted. If you received paper proxy cards, sign and return all proxy cards to ensure that all of your shares are voted. You may call American Stock Transfer & Trust Company at 1-800-937-5449 if you have any questions regarding the share information or your address appearing on the paper proxy card.

How do I vote?

You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability.

If you received a full set of proxy materials and your shares are registered directly with American Stock Transfer & Trust Company you may vote via the Internet at www.proxyvote.com. Although we encourage you to vote via the Internet, you may also sign and date each paper proxy card you receive and return it in the prepaid envelope. The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked in the manner described above.

If you hold your shares through a stock broker, nominee, fiduciary or other custodian you may also be able to vote through a program provided through Broadridge Financial Solutions (“Broadridge”) that offers Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the Broadridge program, you are offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the Broadridge program must be received by 11:59 p.m. (Eastern Time) on September 19, 2012.

What happens if I do not give specific voting instructions?

For Shares Directly Registered in the Name of the Stockholder: If you indicate when voting on the Internet that you wish to vote as recommended by the Board of Directors or if you return your signed proxy but do not indicate your voting preferences, the Company will vote on your behalf “FOR” the election of the nominated directors, “FOR” the Amendment to the 2009 Stock Incentive Plan, “FOR” the approval of the amendment to the Restated Certificate of Incorporation, “FOR” the approval of the compensation of the named executive officers and “FOR” the ratification of the appointment of E&Y. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

For Shares Registered in the Name of a Brokerage Firm or Bank: If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the ratification of the appointment of independent registered public accounting firms and approval of the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors, the approval of the Amendment to the 2009 Stock Incentive Plan, and the advisory vote to approve the compensation of the named executive officers without such voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

What is an abstention?

An abstention is a properly signed proxy card that is marked “abstain” or properly completed instructions via the Internet to the same effect.

How do I sign the paper proxy card?

Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee or the officer or agent of a company), you should indicate your name and title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign the proxy card, not the minor. If the stock is held in joint ownership, both owners must sign.

May I vote my shares in person at the Annual Meeting?

For Shares Directly Registered in the Name of the Stockholder: Yes, however, we encourage you to vote by proxy card or the Internet even if you plan to attend the meeting. If you wish to give a proxy to someone other than the individuals named as proxies on the enclosed proxy card, you may cross out the names appearing on the enclosed proxy card, insert the name of some other person, sign the card and give the proxy card to that person for use at the meeting.

For Shares Registered in the Name of a Brokerage Firm or Bank: Yes, but in order to do so you will first have to ask your bank, broker or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the meeting, and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the meeting without a legal proxy and a signed ballot.

Your attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted via the Internet or by mail.

Who will count the votes?

A representative of Broadridge will tabulate the votes and act as independent inspector of election.

What constitutes a quorum?

The holders of a majority of the outstanding shares of Common Stock on the Record Date present in person or represented by proxy constitutes a quorum for the Annual Meeting. As of the close of business on the Record Date, [             ] shares of Common Stock were issued and outstanding. Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes (as described above) will be counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the Annual Meeting (including any meeting resulting from an adjournment or postponement of the Annual Meeting, unless a new record date is set).

What vote is needed to approve the matters to be presented at the Annual Meeting?

In an uncontested election for directors, the eight persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. However, the Company’s Bylaws provide that any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) promptly shall tender his or her resignation to the Corporate Governance Committee for consideration following certification of the stockholder vote. See below under the heading “Election of Directors (Proposal 1)—Policy on Majority Voting for Directors.”

A “FOR” vote by a majority of the votes cast is required to approve the Amendment to the 2009 Stock Incentive Plan pursuant to applicable NASDAQ rules, a “FOR” vote by the holders of a majority of all of the outstanding shares of Common Stock on the Record Date is required to approve the amendment to the Restated Certificate of Incorporation, a “FOR” vote by a majority of the votes cast is required to approve, on an advisory basis, the compensation of the named executive officers and a “FOR” vote by the holders of a majority of the shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of E&Y and to approve any stockholder proposal. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote (but not cast), other than for purposes of the proposal to approve the Amendment to the 2009 Stock Incentive Plan and the advisory vote to approve the compensation of the named executive officers, for which an abstention will have the effect of a vote “against” such proposal, while broker non-votes will not be deemed present and entitled to vote. Both abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

Will any other matters be acted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting or any adjournment, the persons named in the proxy will have discretion to vote on those matters. As of the date by which stockholder proposals must have been received by the Company to be presented at the Annual Meeting, and as of the date of this Proxy Statement, the Company did not know of any other matters to be presented at the Annual Meeting.

Who pays for this proxy solicitation?

The Company will bear the entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders. The Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies for a fee of $20,000, plus reimbursement of its out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and these entities may be reimbursed by the Company for their expenses. Proxies also may be solicited by directors, officers or employees of the Company in person or by telephone, e-mail or other means. No additional compensation will be paid to such individuals for these services.

How may I communicate with the Board of Directors?

Stockholders wishing to send communications to the Board of Directors individually or as a group may do so by writing to: The Board of Directors of Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, Attention: Corporate Communications. You should identify your communication as being from a stockholder of the Company. The Company may require reasonable evidence that your communication or other submission is made by a stockholder of the Company before transmitting your communication to the Board of Directors.

AVAILABILITY OF CERTAIN DOCUMENTS

Householding of Annual Meeting materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents and/or Notices of Internet Availability. This means that only one copy of our Proxy Statement and/or Notice of Internet Availability is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, Attn: Investor Relations; our main telephone number is (646) 536-2842. If you want to receive separate copies of our proxy statements and/or Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

Additional information

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our Internet website at www.take2games.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the year ended March 31, 2012, without charge to any stockholder upon written request to Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, Attn: Investor Relations.

ELECTION OF DIRECTORS

(Proposal 1)

At the Annual Meeting eight directors will be elected to hold office for a term expiring at the 2013 Annual Meeting of Stockholders. The Board of Directors, upon the recommendation of the Corporate Governance Committee, has nominated the nominees named herein. Each director will be elected to serve until a successor is elected and qualified or until the director’s earlier resignation or removal.

At the Annual Meeting, the proxies given by stockholders will be voted individually for the election, as directors of the Company, of the persons named herein, unless a proxy card specifies that it is not to be voted in favor of a nominee for director. If any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as may be designated by the Board of Directors. Each of the persons named herein has indicated to the Board of Directors that he will be available to serve as a director of the Company.

Policy on Majority Voting for Directors. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election promptly shall tender his or her resignation to the Corporate Governance Committee following certification of the stockholder vote. The Corporate Governance Committee promptly will consider the resignation offer and recommend to the Board of Directors the action to be taken with respect to such offered resignation. The Board of Directors will act on the Corporate Governance Committee’s recommendation within 90 days following the date of the Annual Meeting. Thereafter, the Board of Directors promptly will disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K filed with the SEC. Any director tendering a resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or action of the Board of Directors regarding whether or not to accept the resignation offer. Abstentions and broker non-votes with respect to a director’s election will not be counted as votes “withheld” for purposes of this policy.

The Board of Directors recommends that stockholders vote FOR the election of the nominees named below.

Set forth below is information with respect to the nominees for directors:

Strauss Zelnick, age 55, has been Chairman of the Company since April 2007, Executive Chairman of the Company since February 2008 and Chief Executive Officer of the Company since January 2011. Mr. Zelnick is also a partner in ZelnickMedia Corporation (“ZelnickMedia”). Mr. Zelnick serves as Executive Chairman and Chief Executive Officer pursuant to the terms of the Management Agreement between the Company and ZelnickMedia. See “Certain Relationships and Related Transactions—Management Agreement.” Mr. Zelnick currently is Chairman of ITN Networks and serves on the boards of directors of Alloy, Inc., Naylor LLC and Starwood Properties Trust, Inc. Mr. Zelnick served as Executive Chairman of Direct Holdings Worldwide, Inc., the parent company of Time Life and Lillian Vernon, until the company was sold to Reader’s Digest on March 2, 2007. Prior to forming ZelnickMedia, Mr. Zelnick was President and Chief Executive Officer of BMG Entertainment, a $4.7 billion music and entertainment company with more than 200 record labels and operations in 54 countries. Mr. Zelnick’s appointment as President and Chief Executive Officer of BMG Entertainment followed his tenure as President and Chief Executive Officer of the company’s North American business unit from 1994 through 1998. Before joining BMG Entertainment, Mr. Zelnick was President and Chief Executive Officer of Crystal Dynamics, a leading producer and distributor of interactive game software. Prior to that, he spent four years as President and Chief Operating Officer of 20th Century Fox, where he managed all aspects of its worldwide motion picture and distribution business. Previously, he spent three years at Vestron Inc. as a senior executive, and rose to become President and Chief Operating Officer. Mr. Zelnick also served as Vice President, International Television for Columbia Pictures. Mr. Zelnick holds an MBA and a JD from Harvard University and a B.A. from Wesleyan University. He is an associate member of the National Academy of Recording Arts and Sciences and served on the board of directors of the Recording Industry Association of America and the Motion Picture Association of America. Mr. Zelnick provides the Board of Directors with valuable insight in organization and management obtained from his experiences, including acting as Chairman and Chief Executive Officer of the Company, and as such, the Board of Directors has deemed him qualified to serve as a director.

Robert A. Bowman, age 57, has been a director of the Company since April 2007. Mr. Bowman is the President and Chief Executive Officer of Major League Baseball Advanced Media, L.P. (“MLB Advanced Media”), which manages the interactive and Internet rights for Major League Baseball, a position he has held since 2000. Prior to joining MLB Advanced Media, Mr. Bowman was President and Chief Operations Officer of ITT Corporation from 1995 to 2000, where he previously served as Chief Financial Officer from 1991 to 1995. Mr. Bowman served as the Treasurer of the State of Michigan from 1983 to 1990, overseeing its tax policy and collection and the state’s pension fund. Mr. Bowman serves as President of the Michigan Education Trust and is a director of The Warnaco Group, Inc., serving on the Audit Committee and Compensation Committee at Warnaco. Mr. Bowman served as a Director of Blockbuster, Inc. from 2003 to 2010 and World Wrestling

Entertainment, Inc. from 2003 to 2008. Mr. Bowman’s broad work experience, including his experience as President and Chief Executive Officer of MLB Advanced Media, is a key addition to the Board of Directors, and as such, the Board of Directors has deemed him qualified to serve as a director.

SungHwan Cho, age 38, has been a director since April 2010. Mr. Cho has served as Chief Financial Officer of Icahn Enterprises G.P., Inc. since March 2012. Prior to this time, he was Senior Vice President and previously Portfolio Company Associate at Icahn Enterprises L.P. since October 2006. From 2004 to 2006, Mr. Cho served as Director of Finance for Atari, Inc., a publisher of interactive entertainment products. From 1999 to 2002, Mr. Cho served as Director of Corporate Development and Director of Product Development at Talk America, a telecommunications provider to small business and residential customers. From 1996 to 1999, he was an investment banker at Salomon Smith Barney in New York and Tokyo. He is a director of CVR Energy, Inc., an oil refining company, CVR GP, LLC, the general partner of CVR Partners LP, a fertilizer company, Federal Mogul, Inc., an auto parts manufacturer, XO Holdings, LLC, a telecom services provider, PSC Metals Inc., a metal recycling company; American Railcar Industries, Inc., a railcar manufacturing company; Viskase Companies, Inc., a meat casing company; and WestPoint International, LLC, a home textiles manufacturer. Mr. Cho received a B.S. in Computer Science from Stanford University and an MBA from New York University, Stern School of Business. Mr. Cho’s understanding of finance and risk obtained from his past experience, including his position as an investment banker at Salomon Smith Barney, is a valuable addition to the Board of Directors, and as such, the Board of Directors has deemed Mr. Cho qualified to serve as a director.

Michael Dornemann, age 66, has been a director since April 2007. Mr. Dornemann is an entertainment and marketing executive with more than 30 years of management consulting, corporate development, strategic advisory and media experience. Since 2001, Mr. Dornemann has served on several boards and currently serves on the board of directors of Jet Set AG, a worldwide fashion company based in Switzerland, as Vice-Chairman of Access Worldwide Communications and on the board of directors of Columbia Music Entertainment (CME) of Japan. Prior to 2001, Mr. Dornemann was an executive board member of Bertelsmann AG for 16 years and Chairman and Chief Executive Officer of Bertelsmann Entertainment (music and television division, BMG and RTL Group) and held positions with IBM and Boston Consulting Group. Mr. Dornemann’s consulting, management, and marketing experience obtained from his past experiences, including his role as Chief Executive Officer of Bertelsmann Entertainment, is a valuable addition to the Board of Directors, and as such, the Board of Directors has deemed Mr. Dornemann qualified to serve as a director.

Brett Icahn, age 32, has been a director since April 2010. Since April 2010, Mr. Icahn has been a Portfolio Manager of the Sargon Portfolio of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, where he was an investment analyst from 2002 until April 2010. Mr. Icahn has served: as director of the Hain Celestial Group, Inc. (a natural and organic products company) since July 2010; as a director of Cadus Corporation (a company engaged in the ownership and licensing of yeast-based drug discovery technologies) since January 2010; as a director of Motricity, Inc. (a mobile data solutions provider) and as a member of its Nominating and Corporate Governance committees since January 2010; and as a director and a member of the Compensation Committee of American Railcar Industries, Inc. (a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars) since January 2007. From November 2006 until December 2007, Mr. Icahn served on the Board of Directors of HowStuffWorks.com, an internet website acquired by Discovery Communication in 2007. Mr. Icahn received a B.A. from Princeton University. Mr. Icahn has experience with technology companies, both as a board member and as a founder. His experience as a portfolio manager and investment analyst also provides him with strong skills in dealing with financial matters. As such, the Board of Directors has deemed Mr. Icahn qualified to serve as a director.

J Moses, age 53, has been a director since April 2007. Mr. Moses is currently the Founder and President of Bagooba, a social media start up based in New York City. From 1997 until July 2010, Mr. Moses was the Chief Executive Officer of UGO Networks, Inc., an online publisher delivering information and entertainment for gamers. Mr. Moses, who co-founded UGO Networks, managed the sale of that company to the Hearst Corporation in August 2007. Prior thereto, Mr. Moses served as President of MTV Russia and oversaw the launch of MTV Networks in Russia in 1996. Mr. Moses, a 30 year veteran of the media industry, also served as the President of BMG Interactive from 1992 to 1995. Mr. Moses serves on advisory boards to Simulmedia, Inc. and Flow Corp. Mr. Moses’ vast media experience and leadership history, including his role as President of MTV Russia, is a key asset to the Board of Directors, and as such, the Board of Directors has deemed Mr. Moses qualified to serve as a director.

James L. Nelson, age 62. Mr. Nelson has served as a director of Icahn Enterprises G.P., Inc. since June 2001. Since April 2008, Mr. Nelson has served as a director and Chairman of the Audit Committee of Cequel Communications, an owner and operator of a large cable television system. Since June 2011, Mr. Nelson has served a director of Motricity, Inc., a mobile data solutions provider, and he has served as its Chairman of the Board since January 2012. Since December 2003, Mr. Nelson has served as a director of American Entertainment Properties Corp. From May 2005 until November 15, 2007, Mr. Nelson served as a director of Atlantic Coast Entertainment Holdings LLC. From 1986 until 2009, Mr. Nelson was Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company. From March 1998 through 2003, Mr. Nelson was Chairman and Chief Executive Officer of Orbit Aviation, Inc. From August 1995 until July 1999, Mr. Nelson was Chairman and Chief Executive Officer and Co-Chairman of Orbitex Management, Inc., a financial service company in the fund management sector. From August 1995 until March 2001, he was a director of Orbitex Financial Services Group. From April 2003 until April 2010, Mr. Nelson served as a director and Chairman of the Audit Committee of Viskase Companies, Inc. From January 2008 through June 2008, Mr. Nelson served as a director of Shuffle Master, Inc. From March 2008 until February 2010, Mr. Nelson served as a director and on the Audit Committee of Pacific Energy Resources Ltd., an energy producer. Mr. Nelson brings to his service as a director his significant experience and leadership roles serving as Chief Executive Officer, Director and Chairman of the Audit Committee of various companies as discussed above. As such, the Board of Directors has deemed Mr. Nelson qualified to serve as a director.

Michael Sheresky, age 44, has been a director since April 2007. Mr. Sheresky has been a motion picture talent agent at United Talent Agency since June 2009, where he is responsible for structuring projects and deals in the areas of motion picture and television development, production, and distribution. From 1992 until 1995, and then from 1997 until May 2009, Mr. Sheresky held a number of positions at the William Morris Agency, a talent agency, most recently Senior Vice President in its Motion Picture Department. During that time, he represented authors, journalists, screenwriters, directors, producers and actors in the motion picture and television businesses. Mr. Sheresky holds an MBA from Harvard University and a B.A. from Vassar College. Mr. Sheresky’s entertainment experience obtained from his various positions at William Morris Agency and United Talent Agency is an important asset to the Board of Directors, and as such, the Board of Directors has deemed Mr. Sheresky qualified to serve as a director.

Set forth below is information with respect to the Company’s executive officers who are not also directors:

Lainie Goldstein, age 44, became Chief Financial Officer of the Company in June 2007 and since 2010 assumed the additional responsibilities of overseeing Human Resources, Corporate Information Technology, Investor Relations and North American Operations. Prior to June 2007, Ms. Goldstein served as the Company’s Senior Vice President of Finance beginning in November 2003. Ms. Goldstein has over 20 years of financial and business experience in the software, entertainment, retail and apparel industries, including more than 13 years overseeing the finance functions of publicly traded companies. Prior to joining the Company in November 2003, Ms. Goldstein spent seven years in various finance positions with Nautica Enterprises, Inc., an apparel company, most recently as Vice President, Finance and Business Development. Ms. Goldstein is a certified public accountant, and, from 1990 until joining Nautica Enterprises, Inc., held positions in the audit and reorganization departments at Grant Thornton LLP.

Seth Krauss, age 41, has been Executive Vice President and General Counsel of the Company since March 2007. In addition to serving as the Chief Legal Officer of the Company, Mr. Krauss oversees Risk Management, Insurance, Digital and Physical Security and Data Privacy. Mr. Krauss also oversees administrative management of Internal Audit on behalf of the Audit Committee. From March 2004 to March 2007, he served in the Legal and Compliance Division of Morgan Stanley, a global financial services company, first as Vice President and Counsel and then as Executive Director and Counsel, where he had been responsible for coordinating all significant regulatory and law enforcement matters for Morgan Stanley in the United States and served as one of the firm’s senior liaisons to its U.S.-based financial regulators and law enforcement agencies. From 1995 until joining Morgan Stanley in March 2004, Mr. Krauss served as an Assistant District Attorney and Senior Investigative Counsel in the New York County District Attorney’s Office, where his work included leading complex, long-term investigations into violations of securities, banking, accounting, taxation and related laws and regulations, working closely with the SEC, FINRA, as well as numerous state, federal and international financial regulators and law enforcement agencies.

Karl Slatoff, age 42, became Chief Operating Officer of the Company in October 2010 and prior thereto served as an Executive Vice President of the Company from February 2008 until October 2010. Mr. Slatoff also is a partner in ZelnickMedia. Prior to joining ZelnickMedia in 2001, Mr. Slatoff served as Vice President, New Media for BMG Entertainment, where he was responsible for guiding BMG’s online digital strategies, including the development of commercial digital distribution initiatives and new business models for the sale and syndication of online content. From 1994 to 1996, Mr. Slatoff worked in strategic planning at the Walt Disney Company, where he focused on the consumer products, studio and broadcast divisions, as well as several initiatives in the educational, publishing and new media sectors. From 1992 to 1994, Mr. Slatoff worked in the corporate finance and mergers and acquisitions units at Lehman Brothers where he focused on the consumer products and retail/merchandising industries.

Meetings of Directors. The Board of Directors holds regularly scheduled meetings during the year and holds additional meetings as necessary or desirable. During the fiscal year ended March 31, 2012, the Board of Directors held eight meetings. Each of the incumbent directors attended more than 75% of the meetings of the Board of Directors and all committees thereof on which he served during the period for which he was a member thereof.

Independent Directors; Board Committees. The Board of Directors has determined that Messrs. Bowman, Cho, Icahn, Dornemann, Moses, Nelson and Sheresky are “independent” directors as defined under the rules of The NASDAQ Stock Market. During the fiscal year ended March 31, 2012, the independent directors met in executive session (outside the presence of management) on numerous occasions. The Board of Directors has three committees entirely comprised of independent directors, a Compensation Committee, a Corporate Governance Committee and an Audit Committee, each of which is governed by a written charter. The Board of Directors also has an Executive Committee, currently comprised of Messrs. Dornemann (Chair), Sheresky and Zelnick, which is also governed by a written charter. These written charters and the Company’s Code of Business Conduct and Ethics are posted on the Company’s website at www.take2games.com and can be accessed by clicking on “Corporate,” then “Corporate Governance,” then “Highlights.”

Board Structure. The Board of Directors is led by Mr. Zelnick in his role as Executive Chairman. Mr. Zelnick is also the Chief Executive Officer. The Board also has designated a Lead Independent Director position to complement the Executive Chairman’s role, and to serve as the principal liaison between the independent directors and the Executive Chairman. Further information regarding the role of the Lead Independent Director is set forth below.

The Board of Directors reviewed its leadership structure and concluded that its current structure is the appropriate one for the Company at this time. Specifically, the Board of Directors determined that in light of the Company’s clear strategy and the strength of its overall governance practices, a combined Chairman/CEO role will more effectively unify the Board and management around the specific initiatives to support the Company’s strategy. The Board of Directors continues to evaluate Mr. Zelnick annually in each of his roles, and has retained the discretion to separate the Chairman/CEO roles at any time if the Board believes it would better serve the interests of the Company. The Board of Directors also concluded that its Lead Independent Director position effectively balances any risk of concentration of authority that may exist with a combined Chairman/CEO position.

Lead Independent Director. The Lead Independent Director is responsible for presiding at all Board of Directors meetings at which the Chairman of the Board of Directors is not present, convening regular and special meetings of the independent directors, developing the agenda for executive sessions of the independent directors and working with the Chairman to develop the agenda for meetings of the full Board, coordinating feedback to the Chairman on behalf of the independent directors, and coordinating with the General Counsel of the Company to respond to stockholders who have addressed a communication to the independent directors. The Lead Independent Director meets separately with one or more of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the General Counsel on approximately a bi-weekly basis to discuss the business strategy of the Company in greater detail and provide additional guidance to such members of management. These meetings enable the Lead Independent Director to gain a deeper understanding of any matters being handled by management which should be brought to the attention of the entire Board of Directors or a committee thereof, as well as an opportunity to obtain additional information on any matters which he believes may otherwise be of interest to the other directors and to provide advice to the other directors regarding such matters. The Lead Independent Director generally attends the meetings of the Audit Committee, Compensation Committee and Corporate Governance Committee. Finally, the Lead Independent Director is responsible for handling any matters concerning an actual or potential conflict of interest involving any other director. Mr. Dornemann was designated by the Board of Directors as the Chairman of the Executive Committee and, as such, also serves as the Lead Independent Director.

Compensation Committee. The Company has established a Compensation Committee of the Board of Directors, currently consisting of Messrs. Sheresky (Chair), Dornemann, Icahn and Moses, each of whom is an independent director under NASDAQ’s Rule 4200, a “non-employee director” as defined under the SEC rules and an “outside director” as defined under Section 162(m) of the Internal Revenue Code. The function of the Compensation Committee is to review the compensation policies and procedures of the Company, evaluate and approve the executive officers’ compensation and make recommendations to the Board of Directors regarding executive compensation. The Compensation Committee held six meetings during the fiscal year ended March 31, 2012.

Corporate Governance Committee. The Company has established a Corporate Governance Committee, currently comprised of Messrs. Moses (Chair), Dornemann and Sheresky. This committee is responsible for creating and maintaining overall corporate governance policies for the Company and identifying, screening and recruiting director candidates for the Board of Directors. The Corporate Governance Committee held five meetings during the fiscal year ended March 31, 2012.

The Corporate Governance Committee will consider nominees recommended by stockholders, provided that the recommendation contains sufficient information for the committee to assess the suitability of the candidate. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the committee receive.

When selecting directors, the Board of Directors reviews and considers many factors, including experience, business understanding, achievement, available time, diversity, skills and independence. It also will consider ethical standards, integrity and any conflict of interest. It considers recommendations primarily from stockholders of the Company and from members of the Board of Directors and management. The Corporate Governance Committee conducts interviews with candidates who meet the criteria of the Board of Directors, and has full discretion in considering its nominations to the Board of Directors. The Board of Directors adopted Corporate Governance Guidelines, which include criteria to assess the suitability of candidates for the Board of Directors. These Corporate Governance Guidelines are posted on the Company’s website at “www.take2games.com” and can be accessed by clicking on “Corporate,” then “Corporate Governance,” then “Highlights.”

A stockholder wishing to nominate a candidate for election to the Board of Directors at the Company’s Annual Meeting of Stockholders to be held in 2013 is required to give written notice of an intention to make such a nomination between May 23, 2013 and June 22, 2013. Such notice should be addressed to Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, Attention: Corporate Communications.

The notice of nomination is required to contain information about both the nominee and the stockholder making the nomination, including information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be considered independent under the applicable rules of The NASDAQ Stock Market. A nomination that does not comply with these requirements will not be considered.

Audit Committee. The Company has established an Audit Committee of the Board of Directors, currently comprised of Messrs. Bowman (Chair), Cho and Nelson. The Board of Directors has determined that Mr. Bowman qualifies as an “audit committee financial expert” under federal securities laws. The Audit Committee held four meetings during the fiscal year ended March 31, 2012.

Risk Oversight. The Board of Directors exercises direct oversight of strategic risks to the Company. The Audit Committee reviews the Company’s policies for risk assessment and risk management and assesses steps management has taken to control such risks and exposures. The Compensation Committee oversees risks relating to compensation programs and policies. In each case management periodically reports to our Board or to the relevant committee, which provides guidance on risk appetite, assessment, and mitigation. Each committee charged with risk oversight reports to our Board on those matters.

Director Stock Ownership Guidelines. The Company has adopted stock ownership guidelines for non-employee directors of the Company. Under these guidelines, non-employee directors are encouraged to own shares of Common Stock having a value equal to three times the annual cash retainer paid by the Company to its non-employee directors, which is currently $60,000. The ownership guidelines propose that current non-employee directors achieve such stock position within five years after the date of the adoption of the guidelines and that future non-employee directors achieve such ownership position within five years after the date of their election to the Board of Directors. Information regarding executive officer stock ownership guidelines is set forth in this Proxy Statement under “Compensation Discussion & Analysis.”

Code of Business Conduct and Ethics. The Company has adopted a written Code of Business Conduct and Ethics that applies to the directors, officers and employees of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller and any person performing similar functions. A copy of the Code of Business Conduct and Ethics is posted on the Company’s website at “www.take2games.com” and can be accessed by clicking on “Corporate,” then “Corporate Governance,” then “Highlights.”

Conflict of Interest Guidelines for Directors / Directors’ Code of Conduct. The Company has adopted a written Conflict of Interest Guidelines for Directors / Directors’ Code of Conduct that applies to directors of the Company. A copy of the Conflict of Interest Guidelines for Directors / Directors’ Code of Conduct is posted on the Company’s website at “www.take2games.com” and can be accessed by clicking on “Corporate,” then “Corporate Governance,” then “Highlights.”

Attendance at Stockholder Meetings. The Board of Directors has adopted a policy whereby director nominees are strongly encouraged to attend the Company’s annual meeting of stockholders. Five out of our eight incumbent director nominees attended the last annual meeting of the Company’s stockholders in September 2011.

AMENDMENT TO THE 2009 STOCK INCENTIVE PLAN

(Proposal 2)

At the 2009 Annual Meeting, the stockholders of the Company approved the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (as amended, the “2009 Stock Incentive Plan”), which is designed to enable the Company to offer eligible employees, consultants and non-employee directors stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. At the Annual Meeting, the Company’s stockholders will be asked to approve the Amendment to the 2009 Stock Incentive Plan, which was approved unanimously by the Board of Directors at its meeting on July 11, 2012, to increase the available shares reserved thereunder by 2,800,000 shares, which the Board of Directors recommends that the Company’s stockholders approve and adopt. No other changes to the 2009 Stock Incentive Plan that are subject to stockholder approval are contemplated by the Amendment to the 2009 Stock Incentive Plan.

Burn Rate Commitment. In order to address potential stockholder concerns regarding the number of options, stock appreciation rights or other stock awards we intend to grant in a given year, the Board has committed to our stockholders that during the three-year period ending on October 31, 2012, it will not grant a number of shares subject to options, stock appreciation rights or other stock awards to employees or non-employee directors at an average rate greater than 5.47% of the weighted-average number of shares of our Common Stock that we believe will be outstanding over such three year period. For purposes of calculating the number of shares granted in a fiscal year with respect to this commitment, stock awards will count as equivalent to 1.5 option shares. During each of the three fiscal year periods ended March 31, 2010, March 31, 2011 and March 31, 2012, we granted a number of shares subject to options, stock appreciation rights or other stock awards to employees or non-employee directors at an average rate of 9.3%, 3.28% and 2.57%, respectively, or 4.97% for the entire three-year period, of the weighted-average number of shares of our Common Stock outstanding over such periods. In addition, the Board also has committed to our stockholders that during the three-year period ending on March 31, 2014, it will not grant a number of shares subject to options, stock appreciation rights or other stock awards to employees or non-employee directors at an average rate greater than 7.26% of the weighted-average number of shares of our Common Stock that we believe will be outstanding over such three-year period. For purposes of calculating the number of shares granted in a fiscal year with respect to this commitment, stock awards will count as equivalent to 2.5 option shares. The Company is currently in compliance with this burn rate commitment.

We continue to actively manage our use of shares of Common Stock available for equity-based compensation each year to maintain an acceptable burn rate. The following table sets forth, for each of the specified periods, the number of shares of Common Stock underlying stock options and the number of shares of time-vested restricted stock granted, as well as the number of shares of performance-vested restricted stock for which the stated performance goal was achieved in each period:

Period	Total Shares Underlying Stock Options Granted	Total Time-Vested Restricted Stock Granted	Total Performance-Vested Restricted Shares Earned
4/1/11 – 3/31/12	—	1,311,825	114,985
4/1/10 – 3/31/11	—	1,465,583	293,626
4/1/09 – 3/31/10	—	4,706,899	120,576

The following description of the 2009 Stock Incentive Plan, as amended by the Amendment to the 2009 Stock Incentive Plan, is a summary and is qualified in its entirety by reference to the amended and restated 2009 Stock Incentive Plan, a copy of which is attached as Annex A to this Proxy Statement.

Administration. The 2009 Stock Incentive Plan is administered by a committee (the “Committee”) which, with respect to eligible employees and consultants, will be the Compensation Committee, or such other committee or subcommittee of the Board of Directors appointed from time to time by the Board of Directors, consisting of two or more non-employee directors, each of whom is intended to be, to the extent required, a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an outside director as defined under Section 162(m) of the Internal Revenue Code and an independent director for the purposes of the applicable stock exchange rules. The Board of Directors will be the Committee with respect to the application of the 2009 Stock Incentive Plan to non-employee directors.

Generally, the Committee has full authority to administer and interpret the 2009 Stock Incentive Plan, to grant discretionary awards under the 2009 Stock Incentive Plan, to delegate authority to others or other committees, and to determine:

•	the persons to whom awards will be granted;

•	the types of awards to be granted;

•	the terms and conditions of each award;

•	the number of shares of Common Stock to be covered by each award;

•

when an award may be granted (however, awards may be granted only during the 45-day period following the filing of a quarterly report by the Company or the 30-day period following the filing of the Company’s annual report, or immediately prior to a change in control that occurs outside of such periods); and

•

all other matters arising in connection with the 2009 Stock Incentive Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the 2009 Stock Incentive Plan.

The terms and conditions of individual awards will be set forth in written agreements that are consistent with the terms of the 2009 Stock Incentive Plan. Awards under the 2009 Stock Incentive Plan may not be made on or after the tenth anniversary of the 2009 Stock Incentive Plan’s adoption by the Board of Directors, except that awards (other than stock options or stock appreciation rights (“SARs”)) that are intended to be “performance-based” under Section 162(m) of the Internal Revenue Code will not be made after the fifth anniversary of the date of the last approval by the Company’s stockholders of the performance goals set forth in the 2009 Stock Incentive Plan.

Eligibility and Types of Awards. All employees and consultants of the Company and its affiliates and non-employee directors of the Company are eligible to be granted nonqualified stock options, SARs, restricted stock and other stock-based awards. In addition, the Company’s employees and employees of the Company’s affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Internal Revenue Code) are eligible to be granted incentive stock options under the 2009 Stock Incentive Plan. As of the date of this proposal, approximately 689 employees are eligible to participate in the 2009 Stock Incentive Plan.

Available Shares. If the Amendment to the 2009 Stock Incentive Plan is approved by stockholders, a maximum of 15,450,000 shares of Common Stock will be available for issuance or for reference purposes under the 2009 Stock Incentive Plan, subject to adjustment as provided in the 2009 Stock Incentive Plan. This number includes our current share reserve of 12,650,000 shares of Common Stock in effect prior to the Amendment to the Stock Incentive Plan, of which [                     ] were subject to outstanding awards as of the Record Date, and 2,800,000 additional shares of our Common Stock under the Amendment to the 2009 Stock Incentive Plan. Awards of Common Stock under the 2009 Stock Incentive Plan may be either authorized and unissued shares of Common Stock or shares of Common Stock held in treasury by the Company. In general, if awards under the 2009 Stock Incentive Plan are cancelled, expire or terminate unexercised for any reason, the shares covered by such awards will be available again for the grant of awards under the 2009 Stock Incentive Plan. The number of shares of Common Stock available for awards under the 2009 Stock Incentive Plan will be reduced by the total number of stock options or SARs exercised (regardless of whether the shares of Common Stock underlying such awards are actually issued as the result of net settlement), any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any award, and any shares of Common Stock repurchased in the open market with the proceeds of a stock option exercise. The closing price of the Common Stock on the NASDAQ on July [ ], 2012, was $[ ] per share.

The following share limits apply under the 2009 Stock Incentive Plan with respect to awards granted during any given fiscal year:

Type of Award	Share Limit Per Year
Awards subject to the attainment of performance goals and intended to satisfy Section 162(m) of the Internal Revenue Code	1,000,000 shares per type of award per participant 4,000,000 shares per participant for all types of awards in the aggregate

Awards of restricted stock not subject to the attainment of specified performance goals	No limit

Nonqualified stock options, SARs, and other stock-based awards to non-employee directors	50,000 shares per type of award per director 100,000 shares per director for all types of awards in the aggregate

The Committee will adjust the above individual maximum share limitations, the aggregate number of shares of Common Stock available for the grant of awards and the exercise price of an award to reflect certain changes in the Company’s capital structure or business by reason of certain corporate transactions or events as provided in the 2009 Stock Incentive Plan.

Awards Under the 2009 Stock Incentive Plan. The following types of awards are available under the 2009 Stock Incentive Plan:

Stock Options. The Committee may grant incentive stock options (only to eligible employees) and nonqualified stock options to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may not exceed 10 years (or five years in the case of an incentive stock option granted to a 10% stockholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No stock option may have an exercise price less than the fair market value of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value). Unless otherwise determined by the Committee at the time of grant, (i) stock options are subject to termination if prior to exercise the recipient engages in certain defined types of detrimental activity, and (ii) if the recipient engages in detrimental activity during the one-year period following the later of the date the stock option is exercised and the date the stock option becomes vested, the Company may recover at any time within the one-year period following such date, and upon request the recipient will pay to the Company, an amount equal to any gain realized as a result of the exercise (collectively, the “Detrimental Activity Provisions”).

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at the time of grant, and the exercisability of such options may be accelerated by the Committee in its sole discretion. Upon the exercise of an option, the participant must make payment of the full exercise price, either (i) in cash, check, bank draft or money order; (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee.

Stock Appreciation Rights. The Committee may grant SARs either with a stock option, which SARs may be exercised only at such times and to the extent the related option is exercisable (“Tandem SARs”), or independent of a stock option (“Non-Tandem SARs”). A SAR is a right to receive a payment in Common Stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be no less than the fair market value of the Common Stock on the date of grant in the case of a Non-Tandem SAR. The Committee may also grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which become exercisable only upon the occurrence of a change in control of the Company or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Unless otherwise determined by the Committee at the time of grant, SARs are subject to the Detrimental Activity Provisions.

Restricted Stock. The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares in the event of a merger, recapitalization, reorganization or similar event involving the Company, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Committee may determine at the time of grant that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock are required to enter into a restricted stock agreement with the Company that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulas or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals is substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. Section 162(m) of the Internal Revenue Code requires that performance awards be based upon objective performance measures. The performance goals for performance-vesting restricted stock will be based on one or more of the objective performance goals discussed below.

Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units) under the 2009 Stock Incentive Plan that are payable in cash or denominated or payable in or valued by shares of Common Stock or factors that influence the value of such shares. The Committee will determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Internal Revenue Code and/or a minimum vesting period. The performance goals for other stock-based awards will be based on one or more of the objective performance goals discussed below.

Performance Goals. The following is a list of the performance goals from which the Committee may select in establishing the grant, vesting and/or payment provisions of awards intended to qualify as “performance based compensation” for purposes of Section 162(m) of the Internal Revenue Code, to be applied, where applicable and in the discretion of the Committee, on a Company-wide, divisional, or individual basis:

•	earnings per share, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization;

•	gross profit or gross profit return on investment;

•	gross margin or gross margin return on investment;

•	operating income, operating profit margin, net income, cash flow or economic value added;

•	revenue growth;

•	working capital;

•

specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

•	return on equity, assets or capital;

•	return on invested capital;

•	net revenues;

•	gross revenues;

•	total stockholder return;

•	fair market value of the shares of the Common Stock;

•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and

•	reduction in expenses.

To the extent permitted by law, the Committee may also exclude, or make adjustments to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or cause for adjustment, including:

•	restructurings, discontinued operations, extraordinary items or events and other unusual or non-recurring charges;

•	events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and

•	changes in tax law or a change in accounting standards required by generally accepted accounting principles.

Change in Control. Unless otherwise determined by the Committee at the time of grant, in a written employment agreement, or by an affirmative vote of a majority of the members of the Board of Directors prior to the occurrence of a change in control of the Company, awards subject to vesting and/or restrictions will accelerate and vest, or restrictions will lapse, upon a change in control of the Company. In addition, in the discretion of the Committee, awards may be (i) assumed and continued or substituted in accordance with applicable law, (ii) purchased by the Company for an amount equal to the price of the Common Stock paid in a change in control (less the aggregate exercise price of the awards) (or cancelled and extinguished pursuant to the terms of a merger or other purchase agreement), or (iii) cancelled if the price of the Common Stock paid in a change in control is less than the exercise price of the award. The Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

Amendment and Termination. Notwithstanding any other provision of the 2009 Stock Incentive Plan, the Board of Directors or the Committee may at any time amend any or all of the provisions of the 2009 Stock Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that unless otherwise required by law or specifically provided in the 2009 Stock Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant and, provided further that the effectiveness of any amendment is subject to the approval of our stockholders to the extent required by Delaware law, Section 162(m) or 422 of the Internal Revenue Code, or the rules of the applicable stock exchange, as specified in the 2009 Stock Incentive Plan.

Miscellaneous. Awards granted under the 2009 Stock Incentive Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Certain U.S. Federal Income Tax Consequences. The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the 2009 Stock Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options. In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either such time. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of Common Stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed on the date of grant until the date three months prior to the date of exercise and such recipient does not sell the Common Stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option or (ii) one year after the date of exercise, a subsequent sale of the Common Stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

If the recipient is not continuously employed on the date of grant until the date three months prior to the date of exercise or such recipient disposes of the Common Stock acquired upon exercise of the incentive stock option within either of the above-mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise over the exercise price and (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Section 162(m) and 280G of the Internal Revenue Code (as described below), we will generally be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

Nonqualified Stock Options. A recipient will not realize any taxable income upon the grant of a nonqualified stock option, and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient will generally realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. Subject to the limitations under Section 162(m) and 280G of the Internal Revenue Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

All Options. With regard to both incentive stock options and nonqualified stock options, the following also apply: (i) any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options, (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1 million limitation on deductible compensation), and (iii) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code, which excess amounts may be subject to excise taxes and may be nondeductible by the Company.

In general, Section 162(m) of the Internal Revenue Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its chief executive officer and the three highest compensated executive officers whose compensation is disclosed in its proxy statement other than the chief financial officer (or, if fewer, the number of executive officers whose compensation is disclosed in its proxy statement other than chief executive officer and chief financial officer), subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that has been approved by stockholders, is administered by a committee of outside directors, and states the maximum number of shares with respect to which options may be granted to any recipient during a specified period. The 2009 Stock Incentive Plan is intended to satisfy these requirements with respect to options.

The 2009 Stock Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2009 Stock Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.

Future 2009 Stock Incentive Plan Awards. At this time, no awards in addition to those already granted and outstanding have been approved for grant to any employee, officer, non-employee director or consultant pursuant to the 2009 Stock Incentive Plan that are contingent upon the approval by our stockholders of the Amendment to the 2009 Stock Incentive Plan. We anticipate that other equity-based awards may be granted in the discretion of the Compensation Committee under the 2009 Stock Incentive Plan out of the additional shares of Common Stock to be reserved for issuance in connection with the approval of the Amendment to the 2009 Stock Incentive Plan; however, the number of shares of Common Stock that may be so granted will be based upon various prospective factors, including the nature of services to be rendered by our employees, officers, non-employee directors and consultants, and their potential contributions to our success. Accordingly, the number, type, and grantee(s) of actual future awards cannot be determined at this time.

Equity Compensation Plan Information

The following table presents information concerning our equity compensation plans as of March 31, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Weighted-Average Remaining Contractual Life of Outstanding Options, Warrants and Rights (years)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders	2,542,615	(2)	15.16	(3)	4.99	(4)	4,366,443	(5)
Equity compensation plans not approved by stockholders	—		—		—		—

Total	2,542,615		15.16		4.99		4,366,443

(1)	As of March 31, 2012, the Company also had 5,168,877 shares of outstanding restricted stock which are not reflected in the table because they are treated as issued and outstanding and will not have additional dilutive impact on the Company when the awards vest.
(2)	Consists of 2,164,075 option awards granted under the Company’s 2002 Stock Option Plan and 378,540 restricted stock unit awards granted under the 2009 Stock Incentive Plan. The Company’s 2002 Stock Option Plan has been replaced by the 2009 Stock Incentive Plan, but the terms of awards previously granted pursuant to the Company’s 2002 Stock Option Plan remain the same.
(3)	Represents the weighted average exercise price of options to purchase 2,164,075 shares of common stock granted under the Company’s 2002 Stock Option Plan.
(4)	Represents the weighted average remaining contractual life of options to purchase 2,164,075 shares of common stock granted under the Company’s 2002 Stock Option Plan.
(5)	The amount shown does not include shares of our common stock proposed for issuance under the Amendment to the 2009 Stock Incentive Plan proposed for approval by our stockholders at the Annual Meeting under Proposal 2 of this Proxy Statement. If approved, the aggregate number of shares of our common stock available for issuance under the 2009 Stock Incentive Plan will be increased by 2,800,000 shares.

The following table presents information concerning our equity compensation plans as of June 30, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Weighted-Average Remaining Contractual Life of Outstanding Options, Warrants and Rights (years)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders	2,997,615	(2)	14.74	(3)	5.16	(4)	2,609,300	(5)
Equity compensation plans not approved by stockholders	—		—		—		—

Total	2,997,615		14.74		5.16		2,609,300

(1)	As of June 30, 2012, the Company also had 4,781,421 shares of outstanding restricted stock which are not reflected in the table because they are treated as issued and outstanding and will not have additional dilutive impact on the Company when the awards vest.
(2)	Consists of 2,009,075 option awards granted under the Company’s 2002 Stock Option Plan and 988,540 restricted stock unit awards granted under the 2009 Stock Incentive Plan. The Company’s 2002 Stock Option Plan has been replaced by the 2009 Stock Incentive Plan, but the terms of awards previously granted pursuant to the Company’s 2002 Stock Option Plan remain the same.
(3)	Represents the weighted average exercise price of options to purchase 2,009,075 shares of common stock granted under the Company’s 2002 Stock Option Plan.
(4)	Represents the weighted average remaining contractual life of options to purchase 2,009,075 shares of common stock granted under the Company’s 2002 Stock Option Plan.
(5)	The amount shown does not include shares of our common stock proposed for issuance under the Amendment to the 2009 Stock Incentive Plan proposed for approval by our stockholders at the Annual Meeting under Proposal 2 of this Proxy Statement. If approved, the aggregate number of shares of our common stock available for issuance under the 2009 Stock Incentive Plan will be increased by 2,800,000 shares.

THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO THE 2009 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2009 STOCK INCENTIVE PLAN.

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF

COMMON STOCK FROM 150 MILLION SHARES TO 200 MILLION SHARES

(Proposal 3)

On July 11, 2012, the Company’s Board of Directors unanimously adopted a resolution declaring it advisable to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $0.01 par value, from 150,000,000 shares to 200,000,000 shares, subject to approval by the stockholders. The form of proposed amendment (the “Amendment”) is attached as Annex B to this Proxy Statement. Stockholders most recently approved an increase in the number of the Company’s authorized shares of Common Stock in April 2009.

Management believes that the Amendment maintains the Company’s flexibility in responding to future business and financing needs and other opportunities and therefore is in the best interests of the Company and its stockholders. These additional shares will be used for general corporate purposes, which may include for use in connection with one or more of the following: acquisitions, joint ventures and other strategic transactions, stock splits, stock dividends, rights or securities convertible into Common Stock, employee stock incentive and other stock ownership plans and financing transactions.

All newly authorized shares of Common Stock would have the same rights as the presently authorized shares of Common Stock, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. The issuance of additional shares of authorized Common Stock would be within the discretion of the Board, without the requirement of further action by stockholders unless such action is required under applicable law or the rules of any stock exchange on which the Company’s securities then may be listed. Requiring the stockholders to meet and approve each separate issuance of additional common stock would be time consuming and costly. Moreover, if stockholder authorization of additional common stock were postponed until a specific need arose, the delay could, in some instances, deprive the Company and its stockholders of opportunities otherwise available. While not intended as an anti-takeover provision, the increase in authorized shares by the proposed amendment could under some circumstances (i) enable existing directors and officers of the Company to increase their beneficial ownership of the Company in response to a takeover attempt by another person by entering into transactions resulting in the issuance of authorized shares by the Company to existing directors and officers and/or (ii) dilute the beneficial ownership of the person making the takeover attempt by issuing shares to another person who might assist the Board of Directors in opposing the takeover if the Board of Directors determines that the takeover is not in the best interests of the Company and its stockholders.

The Company’s Restated Certificate of Incorporation also currently authorizes the issuance of 5,000,000 shares of preferred stock, $0.01 par value, none of which is outstanding.

As of the date hereof, the Board has not authorized the issuance or use of any of the additional shares of Common Stock to be authorized by the Amendment.

Under the Company’s Restated Certificate of Incorporation, no holder of any class of stock of the Company is entitled to any preemptive rights with respect to shares of the Company’s capital stock.

THE BOARD OF DIRECTORS BELIEVE THAT THE AMENDMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” SUCH AMENDMENT.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS (Proposal 4)

In accordance with the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to the compensation of our executive officers listed in the Summary Compensation Table (the “NEOs”) for fiscal year 2012, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. This vote is commonly known as a “say on pay” advisory vote.

The compensation of our NEOs is described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 25, which we encourage you to read for additional details on our executive compensation programs and compensation of our NEOs for the fiscal year ended March 31, 2012.

Our executive compensation programs are based on three core principles that are designed to motivate our NEOs to achieve annual financial and strategic objectives to enhance the profitability of the Company and create long-term stockholder value. The fiscal year 2012 compensation of our NEOs reflected these core principles:

•	A significant portion of each NEO’s cash compensation was based on the annual financial performance of the Company and therefore “at risk”;

•

A significant portion of each NEO’s total compensation was provided in the form of long-term equity, a significant portion of which was subject to stock price performance, to further align the interest of NEOs and stockholders; and

•

The target total direct compensation package for each NEO (other than our NEOs who are compensated pursuant to our arrangements with ZelnickMedia) was consistent with market practices for executive talent and each NEO’s individual experience, responsibilities and performance.

We believe that our compensation programs and policies for the fiscal year ended March 31, 2012, were consistent with our core compensation principles, an effective incentive for the achievement of positive results, aligned with stockholders’ interests, supported by strong compensation governance practices and worthy of continued stockholder support. Accordingly, we ask for our stockholders to indicate their support for the compensation paid to our NEOs by voting “FOR” the following non-binding resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve the compensation of the named executive officers for fiscal year 2012, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures as included in this Proxy Statement.”

Because your vote is advisory, the result will not be binding upon the Company. Although not binding, the Board of Directors values the opinions of our stockholders and will review and consider the outcome of the vote, along with other relevant factors, in evaluating its compensation program for our NEOs.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS BELIEVES THATAPPROVAL OF THE FOREGOING RESOLUTION ON THE COMPENSATION OF THE NEOS IS IN THE BEST INTEREST OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NEOS, AS STATED IN THE ABOVE NON-BINDING RESOLUTION.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 5)

The Audit Committee of the Board of Directors has appointed E&Y as the Company’s independent registered public accounting firm to audit its consolidated financial statements for its fiscal year ending March 31, 2013. Although action by the stockholders on this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of the appointment of the independent registered public accounting firm to provide a forum for stockholders to express their views with regard to the Audit Committee’s appointment. If the stockholders do not ratify the appointment of E&Y, the selection of independent registered public accounting firms may be reconsidered by the Audit Committee; provided, however, that the Audit Committee retains the right to continue to engage E&Y. In addition, notwithstanding the ratification of E&Y as the Company’s independent registered public accounting firm for the year ending March 31, 2013, the Audit Committee retains the right to replace E&Y at any time without stockholder approval.

THE BOARD OF DIRECTORS BELIEVES THAT RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” SUCH RATIFICATION.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

E&Y has been the Company’s independent registered public accounting firm and has audited the Company’s financial statements since April 2006. The Company has been advised that representatives of E&Y will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for reviewing and pre-approving all audit and non-audit services. The Audit Committee may delegate pre-approval authority to the chairman or another member of the Audit Committee, in which case such approval must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit, audit-related, tax and other services provided by E&Y for the recently completed fiscal year.

Independent Auditor Fee Information

The aggregate fees billed by E&Y for the fiscal year ended March 31, 2011 and the fiscal year ended March 31, 2012, are set forth below. The Audit Committee believes that the services performed by E&Y were compatible with maintaining E&Y’s independence.

	3/31/2012	3/31/2011
Audit(1)	$2,593,671	$2,830,880
Audit-Related	2,500	—
Tax	674,265	730,700

Total	$3,270,436	$3,561,580

(1)	Includes quarterly reviews and audit of financial statements and internal control over financial reporting, statutory audits, services associated with registration statements and other SEC filings.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended March 31, 2012

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements included in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, Communication With Audit Committees (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended March 31, 2012 filed by the Company with the SEC. The Audit Committee also has appointed E&Y as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013.

Submitted by the Audit Committee

of the Board of Directors:

Robert Bowman (Chair)

James L. Nelson

SungHwan Cho

Dated: July [    ], 2012

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the principles, policies and practices that formed the foundation of our executive compensation program for the fiscal year ending March 31, 2012 and explains how they applied to the following individuals: (i) Strauss Zelnick, Executive Chairman and Chief Executive Officer, (ii) Lainie Goldstein, Chief Financial Officer, (iii) Seth Krauss, Executive Vice President and General Counsel and (iv) Karl Slatoff, Chief Operating Officer. Throughout this Proxy Statement, these individuals are referred to as “named executive officers,” or “NEOs”. In addition, the compensation and benefits provided to our named executive officers for the fiscal year ending March 31, 2012 are set forth in detail in the Summary Compensation Table and other tables that follow this analysis, and in the footnotes and narrative material that accompany those tables.

Vote on Executive Compensation

The Compensation Committee believes that our executive compensation programs are effective in driving the Company’s compensation philosophy. As part of our corporate governance system, the Compensation Committee evaluates our programs in light of market conditions, stockholder views, and governance considerations, and makes changes as appropriate for our business. At the 2011 Annual Meeting, the Company held its first non-binding stockholder advisory vote on the compensation of our NEOs and held a binding stockholder vote on a Management Agreement between the Company and ZelnickMedia, as described below, pursuant to which certain of our NEOs are compensated. We had extremely strong support from our stockholders, with over 90% of the votes cast in favor of each of the advisory vote on the compensation of our NEOs and the Management Agreement. The Board of Directors reviewed this favorable outcome and believed it conveyed the stockholders’ support of the Compensation Committee’s decisions and the existing executive compensation programs. As a result, the Compensation Committee made no material changes to our executive compensation program or to the compensation of our NEOs. In addition, at our 2011 Annual Meeting over 80% of the votes cast were in favor of holding an advisory vote on executive compensation every year. The Board of Directors and the Compensation Committee reviewed these results and determined that the advisory vote on executive compensation should be held on an annual basis. See Proposal 4 (“Advisory Vote to Approve the Compensation of the Named Executive Officers”) of this Proxy Statement.

Objectives and Philosophy of Executive Compensation

The Company’s mission is to produce superior financial returns to its stockholders by pursuing a strategy of capitalizing on the widespread popularity of interactive entertainment, focusing on publishing a select number of high quality titles for which we can create sequels and build successful franchises.

To fulfill this mission, the Company must attract and retain employees, including our NEOs, who are committed to creativity, efficiency and innovation, who will support the Company’s strong team orientation and who understand and are capable of adhering to and driving sound corporate governance policies and practices. Accordingly, the compensation for the NEOs is designed to:

•	enhance the profitability of the Company and increase stockholder value;

•

link a significant part of NEO compensation to the Company’s long-term financial and stock price performance and thereby long-term stockholder value, which aligns the NEOs’ and stockholders’ interests, by facilitating significant ownership of our Common Stock by the NEOs;

•	attract, motivate, and retain qualified individuals;

•	reward Company success, while promoting each NEO’s contribution to the Company’s profitability and growth, individual initiative, leadership and achievements and promoting the management of risks;

•	motivate the NEOs to build a career at the Company and to contribute to our future success; and

•	permit NEOs to remain focused on our business even in the midst of change in control transactions.

The Company seeks to provide competitive compensation that is commensurate with performance and integrates individual efforts, Company and business-unit results, and financial rewards. Accordingly, a significant portion of the total compensation paid to the NEOs is placed at risk through annual and long-term incentives, which combination of incentives is designed to align the performance of the NEOs and the Company’s annual operating objectives and earnings performance with long-term stockholder value creation.

Executive Chairman, CEO and COO Compensation

As discussed in more detail below, Strauss Zelnick, our Executive Chairman and Chief Executive Officer and Karl Slatoff, our Chief Operating Officer were compensated for their respective services to the Company during fiscal year 2012 primarily pursuant to the management agreement (the “Management Agreement”), dated as of May 20, 2011, entered into between the Company and ZelnickMedia, a media investment and management firm, to provide us with executive management services through May 31, 2015. The provisions of the Management Agreement, as described under “Certain Relationships and Related Transactions—Management Agreement” below, establish the payments and benefits to which ZelnickMedia is entitled as consideration for providing the services set forth therein; however, the allocation of any revenues of ZelnickMedia among its principals is not set forth in the Management Agreement or determined by means of any process in which the Company participates. In connection with their provision of services to the Company pursuant to the Management Agreement, the actual amount of compensation received by Messrs. Zelnick and Slatoff is determined in the sole discretion of ZelnickMedia and without the Company’s knowledge. In February 2008, the Company also entered into an employment agreement with Mr. Slatoff, the terms of which are described under “Narrative Disclosure Regarding Equity Plans and Employment Agreements—Employment Agreements—Karl Slatoff” below.

Other NEO Compensation

Except where noted below, the following discussion describes the Company’s compensation processes and programs with respect to the NEOs other than the Executive Chairman and Chief Executive Officer and the Chief Operating Officer who, as described above, are compensated primarily through the operation of the Management Agreement.

Operation of the Compensation Committee

General

The Compensation Committee reviews compensation policies and procedures of the Company and evaluates and approves the NEOs’ compensation. The Compensation Committee held six meetings during the fiscal year ended March 31, 2012. The Compensation Committee regularly meets at least four times during the fiscal year.

Role of Management

When determining the compensation of the NEOs, the Compensation Committee solicits from the Executive Chairman and the Chief Executive Officer an evaluation of the performance of, and recommendations with respect to compensation decisions for, each of the NEOs other than himself. In addition, with respect to setting compensation for the fiscal year ended March 31, 2012, the Compensation Committee interviewed all of the NEOs, representatives of ZelnickMedia and members of our management team who report to the NEOs in order to better assess each NEO’s performance during such period. The Compensation Committee also interviewed certain of the foregoing individuals in connection with its annual review of ZelnickMedia’s performance during such period.

Use of Outside Advisors

The Compensation Committee has historically engaged the services of independent compensation consulting firms in connection with making executive compensation determinations. Consistent with our practice, the Compensation Committee retained Aon-Hewitt to review the compensation programs for our NEOs and our Board of Directors for the fiscal year ended March 31, 2012, and to develop recommendations regarding our compensation programs for our fiscal year ending March 31, 2013. In addition, the Company utilized data from Radford Surveys + Consulting, an affiliate of Aon-Hewitt, from time to time during the fiscal year ended March 31, 2012.

The Compensation Committee has the authority to retain, terminate and set the terms of the Company’s relationship with any outside advisors that assist the Compensation Committee in carrying out its responsibilities.

Pay Mix

We utilize the particular elements of compensation described below because we believe that it provides a well-proportioned mix of fixed compensation, retention value and at-risk compensation, which produces short-term and long-term performance incentives and rewards. For our NEOs, the mix of compensation is weighted toward at-risk pay (annual incentives and long-term incentives), which is in alignment with the Company’s stated compensation philosophy of providing compensation commensurate with individual and corporate performance. ZelnickMedia’s compensation under the Management Agreement is also weighted toward at-risk compensation, as ZelnickMedia’s compensation consists of (1) options to purchase shares of Common Stock, the value of which is derived from share-price increases following the date of grant, (2) shares of restricted stock of which 60% vests subject to the satisfaction of performance criteria, and (3) cash compensation, with 50% of the maximum cash compensation in the form of an annual bonus based upon the Company’s performance. See “Certain Relationships and Related Transactions—Management Agreement.”

Pay Levels and Benchmarking

Pay levels for our NEOs are determined based on a number of factors, including the individual’s role and responsibilities within the Company, the individual’s experience and expertise, historical compensation actually realized by the individual, the value of one-time grants, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. In determining pay levels, the Compensation Committee considers all forms of compensation and benefits, including the mix thereof.

The Compensation Committee assesses “competitive market” compensation using a number of sources. In April and June 2011, the Compensation Committee reviewed total compensation (including base salary, bonuses and long-term incentives) for Ms. Goldstein and Mr. Krauss, respectively, as compared to competitive market data. In addition, in performing its competitive market analysis for establishing our incentive program for the fiscal year ended March 31, 2012, Aon-Hewitt performed a peer group analysis composed of the following 21 companies:

• Electronic Arts Inc.	• Hasbro, Inc.

• Activision Blizzard, Inc.	• JAKKS Pacific, Inc.

• THQ Inc.	• WebMD Health Corp.

• Warner Music Group Corp.	• Adobe Systems Incorporated

• Scholastic Corporation	• Intuit Inc.

• Lions Gate Entertainment Corp.	• Autodesk, Inc.

• DreamWorks Animation SKG, Inc.	• Mentor Graphics Corporation

• Novell, Inc.	• Lawson Software, Inc.

• Fair Isaac Corporation	• RC2 Corporation

• Red Hat, Inc.	• Rovi Corporation

• Nuance Communications, Inc.

This peer group is the same as the peer group analyzed for our fiscal 2011 incentive program except for (i) the addition of Fair Isaac Corporation, Lawson Software, Inc., Mentor Graphics Corporation, RC2 Corporation, which were added in order to adjust the median peer group market cap, (ii) the addition of Novell Inc., Nuance Communications, Inc. Red Hat Inc., Rovi Corporation and WebMD Health Corp., which were added in order to adjust the average peer group volatility, (iii) the removal of LeapFrog Enterprises, Inc., which was removed because it no longer maintained revenue size that was comparable to the other members of the peer group, (iv) the removal of Marvel Entertainment, Inc., which was acquired by The Walt Disney Company and (v) the removal of McAfee, Inc. which was acquired by Intel Corporation. We believe that the peer group of companies is representative of the sector in which we operate, and the group was chosen based on industry, revenue size and stock price movement. After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding each individual NEO’s target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team. In connection with the Compensation Committee’s determinations of NEO compensation for the fiscal year ended March 31, 2012, the Compensation Committee targeted base salary, annual and long-term incentive compensation for Ms. Goldstein to be the 50th percentile of the target pay package of the peer group for Ms. Goldstein’s position ($1,793,750, comprised of $1,093,750 cash and $700,000 equity) and for Mr. Krauss to be the 45th percentile of the target pay package of the peer group for Mr. Krauss’s position ($1,618,750, comprised of $918,750 cash and $700,000 equity). Ms. Goldstein’s and Mr. Krauss’s total compensation for the fiscal year ended March 31, 2012 was $1,880,917 (comprised of $610,417 cash and $1,270,500 equity) and $1,795,500 (comprised of $525,000 cash and $1,270,500 equity), respectively. As described below, although neither Ms. Goldstein nor Mr. Krauss received a bonus for the fiscal year ended March 31, 2012, in recognition of their individual performance they received stock awards based on a value of $1,050,000, which is at the top-end of the dollar range for US-based executive officers (other than the COO and CEO) in accordance with the Company’s compensation policies, and an additional value of $220,500 as a final reconciliation in light of the extended period of time covered by the most recent two annual equity awards caused by the change in our fiscal year from October 31 to March 31. Their total compensation for the fiscal year ended March 31, 2012 was consequently in excess of their target compensation with their pay mix weighted toward equity, the vesting of two-thirds of which is also subject to the satisfaction of performance criteria.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation and the mix of such compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the individual compensation decisions.

Elements of Executive Compensation

Pay Elements—Overview

Executive compensation for our NEOs consists of the following elements:

•	Base salary;

•	Annual cash incentive compensation;

•	Long-term equity incentives (generally consisting of restricted stock);

•	Other compensation (consisting of a 401(k) plan and Company match, a medical expenses reimbursement plan and other benefits and perquisites); and

•	Severance and change in control protection.

Base Salary

The base salary component is intended to provide fixed pay that takes into account an NEO’s role and responsibilities, experience, expertise, marketplace comparables and individual performance, and although established by the NEOs’ employment agreements, is subject to annual review by the Compensation Committee, including for discretionary year-to-year increases. Pursuant to her employment agreement, Ms. Goldstein’s base salary increased from $600,000 to $625,000 effective November 1, 2011. Mr. Krauss did not receive any base salary increase in fiscal year 2012.

Annual Cash Incentive Compensation

The Compensation Committee has the authority to award annual performance-based cash bonuses to the NEOs pursuant to their employment agreements with the Company. The Compensation Committee believes that the annual performance-based bonuses provide the incentives necessary to retain our NEOs and reward them for their attainment of the Company’s business goals. Ms. Goldstein and Mr. Krauss are eligible to receive annual cash bonuses pursuant to the terms of their employment agreements.

Ms. Goldstein’s target contractual bonus equals 18.5% to 100% of her base salary (75% of her base salary, assuming achievement of 100% of the Company’s target EBITDA (calculated using non-GAAP net income recorded for the Company, adding back interest, depreciation, amortization and tax expenses) for the applicable fiscal year). The Compensation Committee believes that using EBITDA as the performance metric for Ms. Goldstein’s annual bonus represented an appropriate measure of the Company’s performance and an appropriate way to align Ms. Goldstein’s short-term incentives with our stockholders’ interests. Ms. Goldstein’s actual bonus is a function of actual EBITDA relative to target, as set forth in the following table:

Actual EBITDA	Annual Bonus
Less than 80% of the budget	No bonus earned
80% - 100% of the budget	18.5% - 75% of base salary
100% - 120% of the budget	75% - 100% of base salary
Greater than 120% of the budget	Capped at 100% of base salary

Although Ms. Goldstein met her individual performance goals for the fiscal year ended March 31, 2012, including the successful oversight and management of the Company’s global finance, treasury, corporate IT and North American Operations functions, since actual EBITDA for the fiscal year ended March 31, 2012 was negative $38.7 million (less than 80% of the budgeted EBITDA of $34 million), Ms. Goldstein did not receive an annual cash bonus for such period in accordance with the terms of her employment agreement. Ms. Goldstein’s achievement of her individual performance goals were considered in connection with her equity award for the fiscal year ended March 31, 2012 as described below.

Mr. Krauss’ contractual bonus has a target range of 18.5% to 100% of his base salary and a mid-point target bonus of 75% of his base salary, based on the achievement of reasonable and appropriate quantitative and qualitative performance targets, none of which were dispositive or given any particular weighting relative to each other. While Mr. Krauss met his individual performance goals for the fiscal year ended March 31, 2012, including his role in strategic planning, the resolution of litigation matters, management of corporate governance and operational and legal risk, the management of the Company’s legal expenses, oversight of insurance, digital and physical security and data privacy and oversight of internal audit on behalf of the Audit Committee, the Company elected not to pay any bonuses or grant any increases in base salary to Mr. Krauss because the Company was not profitable in its fiscal year ended March 31, 2012. Mr. Krauss’s achievement of his individual performance targets were considered in connection with his equity award for the fiscal year ended March 31, 2012 as described below.

Long-Term Equity Incentives

We believe that equity-based awards are an important factor in aligning the long-term financial interests of the NEOs and certain other employees of the Company and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. Equity-based awards are generally granted to new key employees on a quarterly basis following the commencement of employment and to existing key employees on an annual basis and following a significant change in job responsibilities or to meet other special retention objectives, and all grants made to employees, including the NEOs, are approved by the Compensation Committee and issued on the fifth trading day following the filing date with the SEC of our next quarterly or annual report, as applicable. The current outstanding awards granted to our NEOs were made under the Company’s 2009 Stock Incentive Plan, which is discussed further in “Executive Compensation—Narrative Disclosure Regarding Equity Plans and Employment Agreements.”

For the fiscal year ended March 31, 2012, the Compensation Committee took into consideration certain guidelines that were recommended by Aon-Hewitt, and determined that awards of restricted stock were the most effective means of using equity incentives for performance and retention purposes because the awards will have some value regardless of whether our stock price increases or decreases and instills an ownership mentality over the vesting period, regardless of whether our stock price increases or decrease. Pursuant to the guidelines, awards were determined based on a range of dollar values determined by the Compensation Committee upon the recommendation of our Chief Executive Officer, with the number of shares actually granted based on the average closing price of the Common Stock during the 10-day period preceding the date of grant. For the fiscal year ended March 31, 2012, the dollar range for US-based executive officers of the Company, including the NEOs (other than Mr. Zelnick), was $350,000 to $1,050,000, which range was extended by $220,500 in light of the extended period of time covered by this award and the prior annual equity award caused by the change in our fiscal year. Shares granted to such executive officers vest in three equal annual installments from the date of grant, with 50% of the shares up to $700,000 (or $773,500 in respect of the fiscal year ended March 31, 2012 as noted above) vesting based solely on the passage of time and the vesting of 50% of the shares up to $700,000 (or $773,500 as noted above) and 100% of the shares in excess of $700,000 (or $773,500 as noted above) also subject to the achievement of a 10% per annum stock price appreciation. The Company uses a mix of time-based and performance-based vesting because each serves a different purpose. Time-based vesting awards emphasize the retention of skilled executives, while performance-based vesting awards support the goal of retention as well as alignment of the executives’ incentives with the interests of the Company’s stockholders.

In May 2012, the Compensation Committee awarded 109,847 shares based on a value of $1,270,500 to each of Ms. Goldstein and Mr. Krauss in recognition of the achievement of their individual performance goals and targets (as described above) during the fiscal year ended March 31, 2012. These shares vest in three equal annual installments from the date of grant based on the executive’s continued service with the Company, and the vesting of two-thirds of these shares is also subject to the satisfaction of certain Common Stock price targets during the vesting period. In order to satisfy the price targets for vesting during each year of the three-year vesting period, the value of our Common Stock must appreciate at a compounded rate of 10% each such year, which was determined to be a market threshold for stock price appreciation criteria. SEC regulations generally require that the grant date fair value of equity awards be disclosed in the Summary Compensation Table for the year in which the equity awards were granted, not the year to which the services relate. As a result, the grant date value for the equity grants made in May 2012 are not shown in the Summary Compensation Table below and such value will be reflected in the Summary Compensation Table in our proxy statement for the 2013 Annual Meeting of Stockholders (if such NEOs are also NEOs in that proxy statement).

Severance and Change in Control Benefits

In March 2008, the Compensation Committee approved the Take-Two Interactive Software, Inc. Change in Control Employee Severance Plan (the “CIC Severance Plan”), a “double-trigger” change in control plan pursuant to which certain eligible employees, including the NEOs other than Messrs. Zelnick and Slatoff, may receive certain benefits upon a termination of employment either by the Company without “cause” or voluntarily for “good reason,” in either case during the 12-month period following a change in control of the Company, as described under “Potential Payments Upon Termination or Change in Control” below. In addition, we are party to employment agreements with Ms. Goldstein and Mr. Krauss which provide for severance payments in the event of a separation from service from the Company under certain conditions, as well as payments in the event of a change in control of the Company, in the case of Ms. Goldstein. See the “Narrative Disclosure Regarding Equity Plans and Employment Agreements” and the “Potential Payments Upon Termination or Change in Control” sections below for more information on the employment agreements. We believe that these severance benefits assist us in recruiting talented individuals to join and remain a part of our management team. From time to time, we may recruit executives from other companies where they have job security, tenure and career opportunities. Accepting a position with us might entail foregoing an otherwise secure position at another employer, and the benefits guaranteed by the CIC Severance Plan help to mitigate the risk of harm that the executive may suffer in connection with adverse actions taken by a successor to the Company. Severance benefits also allow our NEOs to focus on the Company’s business without being unduly distracted by concerns about their job security in the event of a separation from service or a change in control.

Other Compensation

401(k) Plan

We maintain a 401(k) savings plan and trust for our eligible employees in which Ms. Goldstein and Mr. Krauss participate. The plan permits each participant to make voluntary pre-tax contributions, and in addition, we make matching contributions equal to 50% of the participant’s eligible elective deferral (excluding catch-up contributions) contributed to the 401(k) savings plan, but not more than an amount equal to 50% of the first 6% of the participant’s pre-tax salary that is contributed to the 401(k) savings plan. See the “All Other Compensation” column in the Summary Compensation Table for further information regarding these benefits.

Medical Expenses Reimbursement Plan

We maintain a medical expenses reimbursement plan (the “MERP”) for all of the NEOs, including for this purpose Messrs. Zelnick and Slatoff. Pursuant to the MERP, the participating NEOs are reimbursed for medical, dental and vision expenses that are not otherwise reimbursed by our group health insurance program.

Other Benefits and Perquisites

We provide health insurance, dental insurance, life and accidental death and dismemberment insurance and short-term and long-term disability benefits for our NEOs, including for this purpose Messrs. Zelnick and Slatoff, on the same basis as such benefits are generally provided to our employees. Other than the MERP, no material perquisites are provided to our NEOs. We do not have a formal perquisite policy and do not emphasize special perquisites for our executive officers, although the Compensation Committee periodically reviews perquisites for our executive officers in its review of compensation.

Clawback Policy

Our NEOs (including ZelnickMedia and its shareholders, partners, employees, members and other affiliates who are deemed “Executives” under the Clawback Policy) are subject to the Clawback Policy, which is available on the Company’s website at www.take2games.com, including as may be amended or superseded to the extent required to comply with any rules adopted by the SEC in response to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. This policy requires the reimbursement of any bonus or incentive compensation awarded to a covered person and/or effect the cancellation of unvested restricted stock or outstanding stock option awards previously granted to a covered person, in each case, where: (1) the payment was predicated upon achieving certain financial results that were subsequently determined to have been erroneously reported; (2) the Board of Directors determines that the person engaged in knowing or intentional fraudulent or illegal conduct that caused or substantially caused such erroneous reporting to have occurred; and (3) a lower payment would have been made to the person based upon the corrected financial results.

Executive Officer Stock Ownership Guidelines

The Company has adopted stock ownership guidelines for executive officers of the Company. Under these guidelines, NEOs (other than the Chief Executive Officer and Chief Operating Officer) are encouraged to own shares of Common Stock having a value equal to three times the annual base salary paid by the Company to its NEOs. The ownership guidelines propose that such NEOs achieve such stock position within five years after the date of the adoption of the guidelines and that future NEOs achieve such ownership position within five years after the date of their appointment as NEOs. For purposes of determining compliance with the stock ownership guidelines, all shares that are directly owned by the NEO, shares that are beneficially owned by the NEO, such as shares held in “street name” through a broker or shares held in trust, and vested and unvested shares of restricted stock and units are counted towards satisfying the requirements. Each of such NEOs are in compliance with the stock ownership requirements as of the date hereof.

As discussed elsewhere in this Proxy Statement, our Chief Executive Officer and Chief Operating Officer are compensated primarily through the operation of the Management Agreement, which contains certain provisions relating to stock ownership applicable to ZelnickMedia and its affiliates.

Anti-Hedging Policies

The Company has adopted a Securities Trading Policy which prohibits, among other things, officers, directors, employees and consultants of the Company, as well as the shareholders, partners, employees, members, and other affiliates of ZelnickMedia who are service providers to the Company subject to such policy, from engaging in the following speculative and short-term transactions:

•	In and Out Trading. (All purchases of the Company’s securities in the open market must be held for a minimum of six months, with exceptions relating to the exercise of stock options)

•	Purchases of Company securities on margin.

•	Short sales of the Company’s securities.

•	Purchase and/or sale of put and call options.

Impact of Tax and Accounting Rules

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles utilized by the Company.

With respect to accounting considerations, the Compensation Committee examines the accounting cost associated with equity compensation in light of requirements under the Accounting Standards Codification (“ASC”) Stock Compensation guidance, which generally requires the Company to recognize compensation expense relating to equity awards based upon the grant date fair value of those awards.

With respect to taxes, the Compensation Committee may consider the anticipated tax treatment of various payments and benefits to the Company and, when relevant, to its executives. Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the NEOs (other than our chief financial officer), subject to certain exceptions. However, the Company generally believes that it is in our best interest and that of our stockholders to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) of the Internal Revenue Code to provide a compensation package consistent with our program and objectives.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

of the Board of Directors:

Michael Sheresky (Chair)

Michael Dornemann

Brett Icahn

J Moses

RISK ASSESSMENT OF OVERALL COMPENSATION PROGRAM

The Compensation Committee regularly reviews senior executive compensation and Company-wide compensation programs and policies in an ongoing effort to seek to eliminate or mitigate potential risks arising from such programs and policies and to ensure that our compensation structure, elements and incentives are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee seeks to design our compensation plans, including our incentive compensation programs, to incorporate a range of components that we believe help to mitigate potential risks, while rewarding employees for pursuing our strategic and financial objectives through appropriate risk taking, risk management, and prudent tactical and strategic decision making. For example, the design of our compensation plans is intended to encourage employees to remain focused on both the short-term and long-term goals of the Company by using a mix of short-term and long-term incentives to motivate employees to produce superior short-term and long-term results, and we believe that the use of long-term incentives for executives provides a safeguard against excessive risk-taking. Our long-term incentives are designed to deter risk-taking by aligning our employee’s interests with those of stockholders by incorporating equity-based compensation that vest over time and, in some cases, include a stock-price performance hurdle, which we believe is not susceptible to manipulation by employees and encourages employees to remain focused on sustained stock price appreciation.

We have also sought to deter unnecessary risk-taking by applying a recoupment and clawback policy to certain senior executives of the Company, which requires the reimbursement of any bonus or incentive compensation awarded to a covered person and/or the cancellation of unvested restricted stock or outstanding stock option awards previously granted to a covered person, in each case, where (1) the payment was predicated upon achieving certain financial results that were subsequently determined to have been erroneously reported, (2) the Board of Directors determines that the person engaged in knowing or intentional fraudulent or illegal conduct that caused or substantially caused such erroneous reporting to have occurred, and (3) a lower payment would have been made to the person based upon the corrected financial results.

In addition, our stock ownership guidelines require that our executive officers hold a significant amount of Common Stock to further align their interests with stockholders over the long term by having a portion of their personal investment portfolio consist of Common Stock and we expect this component to mitigate risk on a prospective basis. We also prohibit transactions designed to limit or eliminate economic risks to our employees of owning the Common Stock, such as options, puts, and calls, so our executives cannot insulate themselves from the effects of poor stock price performance.

Senior executives from our risk, compliance, administrative, and finance functions, as well as the Board’s outside compensation consultant, are involved in this review process. In respect of fiscal year 2012 and the compensation programs in place for 2012, based in part on the information and analyses provided by management and its own advisors, the Compensation Committee concluded that the Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

The following table sets forth summary information for the fiscal year ended October 31, 2009, the five-month period ended March 31, 2010 (the “Transition Period” or “2010T”), the fiscal year ended March 31, 2011 and the fiscal year ended March 31, 2012, with respect to cash and all other compensation paid by the Company to, or earned by, the Company’s NEOs.

Summary Compensation Table

Name and Principal Position	Fiscal Year		Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Strauss Zelnick(3)	2012		—	—	—	—	—
Executive Chairman and Chief Executive Officer	2011		—	—	—	—	—
	2010T	(4)	—	—	—	—	—
	2009		—	—	—	7,050	7,050

Lainie Goldstein	2012		610,417	—	—	7,538	617,955
Chief Financial Officer	2011		579,167	2,281,466	563,562	8,304	3,432,499
	2010T	(4)	208,333	759,709	223,958	3,621	1,195,621
	2009		500,000	—	—	14,100	514,100

Seth Krauss	2012		525,000	—	—	6,202	531,202
Executive Vice President and General Counsel	2011		520,549	1,478,057	525,018	7,283	2,530,907
	2010T	(4)	208,333	759,709	218,750	3,292	1,190,084
	2009		500,000	—	—	18,200	518,200

Karl Slatoff(3)	2012		1	—	—	—	1
Chief Operating Officer	2011		1	—	—	—	1
	2010T	(4)	—	—	—	—	—
	2009		1	—	—	7,050	7,051

(1)	Represents the aggregate grant date fair value of stock awards granted to our NEOs in each of the reporting periods, determined under FASB ASC Topic 718, Compensation—Stock Compensation. For additional information with respect to stock awards or option awards granted during the Transition Period and the fiscal years ended March 31, 2011 and March 31, 2012, see Note 15 under the heading “Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012. The amounts above reflect the grant date fair value for these awards, excluding the accounting effect of any estimate of future service-based forfeitures, and do not necessarily correspond to the actual value that might be realized by the NEOs which depends on the market value of the Company’s common stock on a date in the future when the restricted stock vests. For time-vested restricted stock, that value is based on the fair market value of the Company’s common stock on the grant date and is determined by multiplying the number of shares subject to the grant by the closing price per share of the Company’s common stock. The value of the performance-vested restricted stock reflects the value of the awards at the grant date based upon the probable outcome of the performance conditions using the Monte Carlo simulation model and is consistent with our estimate of the aggregate compensation cost to be recognized over the vesting period determined in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, which is less than the maximum possible value. The following table shows the value of the NEOs’ respective performance-vested awards on the date of grant at both the probable outcome of the performance conditions, which is reflected in the table above, as well as the maximum achievement of the applicable performance conditions.

Name	Year	Probable Outcome ($)	Maximum Performance ($)
Lainie Goldstein	2012	—	—
	2011	871,154	900,055
	2010T	367,725	391,974
	2009	—	—
Seth Krauss	2012	—	—
	2011	360,914	389,815
	2010T	367,725	391,974
	2009	—	—

(2)	The amounts set forth in this column for fiscal year 2012 represent the Company’s matching contributions to the Company’s 401(k) plan.
(3)	As discussed in more detail below, Messrs. Zelnick and Slatoff were compensated for their respective services to the Company during fiscal years 2012 and 2011 and the Transition Period primarily pursuant to the Management Agreement. The provisions of the Management Agreement, as described under “Certain Relationships and Related Transactions—Management Agreement” below, establish the payments and benefits to which ZelnickMedia is entitled as consideration for providing the services set forth therein; however, the allocation of any revenues of ZelnickMedia among its principals is not set forth in the Management Agreement or determined by means of any process in which the Company participates. In connection with their provision of services to the Company pursuant to the Management Agreement, the actual amount of compensation received by Messrs. Zelnick and Slatoff is determined in the sole discretion of ZelnickMedia and without the Company’s knowledge.
(4)	On October 25, 2010, the Company’s Board of Directors approved a change in the Company’s fiscal year end from October 31 to March 31, effective on March 31, 2010. As a result, the Compensation Committee evaluated the NEOs’ compensation based upon the twelve-month period ended October 31, 2010, as if the Company’s fiscal year end had not changed, and the five-month period ended March 31, 2011, so that, commencing on April 1, 2011, determinations relating to the NEOs’ compensation and incentives were aligned with the Company’s new fiscal year end.

Grants of Plan-Based Awards

The following table sets forth information concerning awards under the Company’s equity and non-equity incentive plans granted to each of the NEOs during fiscal year ended March 31, 2012, including performance-based awards and those using time-based vesting. Assumptions used in the calculation of certain dollar amounts are included in Note 15 to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold ($)	Target ($)	Maximum ($)
Strauss Zelnick	—	—	—
Lainie Goldstein	112,927	457,813	610,417
Seth Krauss	97,125	393,750	525,000
Karl Slatoff	—	—	—

(1)	Represents cash performance bonus opportunities ranging from 18.5% to 100% of base salary, as provided by Ms. Goldstein’s and Mr. Krauss’s employment agreements. See “Compensation Discussion and Analysis—Annual Cash Incentive Compensation.” The numbers in respect of Ms. Goldstein reflect the weighted average base salary paid to Ms. Goldstein during the year (and not her base salary at the time the annual cash bonus opportunity levels were established).

Narrative Disclosure Regarding Equity Plans and Employment Agreements

Equity Plans

2009 Stock Incentive Plan

The Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan was approved and adopted on April 23, 2009, subject to stockholder approval, which was obtained at the annual meeting of the stockholders held on April 23, 2009. Under the 2009 Stock Incentive Plan, the Company may grant stock-based incentive compensation awards to eligible employees (including officers), non-employee directors and consultants in the form of stock options, stock appreciation rights, restricted stock and other stock-based awards.

On April 23, 2009, the Board of Directors approved and adopted amendments to the 2002 Plan and the Incentive Plan to provide that all shares of Common Stock remaining available for grant under such plans as of the close of business on that date would be transferred to the 2009 Stock Option Plan; no shares of Common Stock would be available for the grant of awards under such plans following the close of business on that date; and shares of Common Stock that were subject to any award under either such plan that were forfeited after the close of business on that date would not be available for grant under such plan.

On April 15, 2010, the stockholders of the Company approved an Amendment to the 2009 Stock Incentive Plan, which increased the number of shares that may be issued to participants under the 2009 Stock Incentive Plan in connection with awards granted from 4,900,000 to 7,650,000. On September 26, 2011, the stockholders of the Company approved an Amendment to the 2009 Stock Incentive Plan, which increased the number of shares that may be issued to participants under the 2009 Stock Incentive Plan in connection with awards granted from 7,650,000 to 12,650,000. On July 11, 2012, the Board of Directors approved and adopted an amendment to the 2009 Stock Incentive Plan. If the Amendment to the 2009 Stock Incentive Plan is approved by the stockholders, the number of shares that may be issued to participants will be increased to 15,450,000.

For a more detailed description of the 2009 Stock Incentive Plan, see Proposal 2 (“Amendment to the 2009 Stock Incentive Plan”) of this Proxy Statement.

Employment Agreements

Lainie Goldstein

On May 12, 2010, Ms. Goldstein’s employment agreement, pursuant to which Ms. Goldstein serves as Chief Financial Officer of the Company, was amended and replaces and supersedes the prior employment agreement between the Company and Ms. Goldstein, dated July 16, 2007, as amended. Pursuant to the employment agreement, Ms. Goldstein will continue to serve as Chief Financial Officer of the Company until October 31, 2012, and thereafter for successive one-year periods until either party elects not to renew the term of the agreement.

Pursuant to the terms of the employment agreement, Ms. Goldstein received an annual base salary of $575,000 until October 31, 2010, an annual base salary of $600,000 through October 31, 2011, and is currently receiving an annual base salary of $625,000 through October 31, 2012. Ms. Goldstein will also be eligible to receive an annual bonus during each fiscal year of her employment of up to 100% of her base salary, based on the achievement of certain financial targets by the Company, as set forth in the employment agreement. Additionally, Ms. Goldstein is eligible to participate in the Company’s annual Long Term Incentive Compensation Program at a level commensurate with the Company’s other senior executives.

The employment agreement also provides for severance benefits upon a termination by the Company without cause or a change in control. For more information regarding these severance and change in control benefits, please refer to “Potential Payments Upon Termination or Change in Control” below.

Ms. Goldstein has agreed not to compete with the Company or solicit any of the Company’s customers or personnel during her employment and for one year following any termination of her employment, all on the terms set forth in the employment agreement.

On October 25, 2010, the Company executed an amendment to its employment agreement with Ms. Goldstein’s employment agreement to align compensation periods with the other employees of the Company following the change in the Company’s fiscal year end.

Seth Krauss

On June 4, 2010, Mr. Krauss’s employment agreement, pursuant to which Mr. Krauss serves as Executive Vice President and General Counsel of the Company, was amended and replaces and supersedes the prior employment agreement between the Company and Mr. Krauss, dated February 28, 2007, as amended. Pursuant to the employment agreement, Mr. Krauss will continue to serve as Executive Vice President and General Counsel of the Company until June 30, 2013, and thereafter for successive one-year periods until either party elects not to renew the term of the agreement.

Pursuant to the terms of the employment agreement, Mr. Krauss will receive an annual base salary of $525,000 per year. Mr. Krauss will also be eligible to receive an annual bonus during each fiscal year of his employment of up to 100% of his base salary, based upon reasonable and appropriate quantitative and qualitative performance targets as determined by the Compensation Committee of the Board in consultation with the Chief Executive Officer of the Company. Additionally, Mr. Krauss is eligible to participate in the Company’s annual Long Term Incentive Compensation Program at a level commensurate with the Company’s other senior executives.

The employment agreement also provides for severance benefits upon a termination by the Company without cause. For more information regarding these severance benefits, please refer to “Potential Payments Upon Termination or Change in Control” below.

Subject to the New York Rules of Professional Conduct, Mr. Krauss has agreed not to compete with the Company or solicit any of the Company’s customers or personnel during his employment and for one year following any termination of his employment, all on the terms set forth in the employment agreement.

On October 25, 2010, the Company executed an amendment to its employment agreement with Mr. Krauss to align compensation periods with the other employees of the Company following the change in the Company’s fiscal year end.

Karl Slatoff

On February 14, 2008, the Company entered into an employment agreement with Mr. Slatoff, pursuant to which Mr. Slatoff initially served as Executive Vice President of the Company. Effective October 25, 2010, Mr. Slatoff was named to the role of Chief Operating Officer of the Company. Pursuant to the agreement, Mr. Slatoff will continue to serve as Chief Operating Officer of the Company until October 31, 2012, unless earlier terminated upon his death or resignation, or by the Board of Directors for any reason. Pursuant to the terms of the employment agreement, Mr. Slatoff receives an annual salary of $1.00. Additionally, Mr. Slatoff is eligible to participate in all benefits and plans which the Company may institute from time to time for its executive officers and employees. The employment agreement with Mr. Slatoff provides that he is not entitled to receive an annual bonus from the Company. The employment agreement does not provide for any continued obligations of the Company following a termination of Mr. Slatoff’s employment other than continued indemnification rights and coverage under the Company’s directors’ and officers’ liability insurance policies.

Mr. Slatoff has agreed not to compete with the Company or solicit any of the Company’s customers or personnel during his employment and for one year following his termination for “cause” or without “good reason,” all on the terms set forth in the employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options, shares of restricted stock and stock options that have not vested and stock awards outstanding for each of the NEOs as of March 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(2)
Strauss Zelnick(4)	—	—	—	—	—	—	—	—	—	—
Lainie Goldstein	—	—	—	—	—	2/16/2011	15,665	240,928	15,665	240,928
	—	—	—	—	—	6/16/2010	49,731	764,863	—	—
	—	—	—	—	—	12/28/2009	26,503	407,616	—	—
Seth Krauss	100,000	—	—	20.56	4/1/2012	2/16/2011	15,665	240,928	15,665	240,928
	—	—	—	—	—	6/16/2010	47,258	726,828	—	—
	—	—	—	—	—	12/28/2009	26,503	407,616	—	—
Karl Slatoff(4)	—	—	—	—	—	—	—	—	—	—

(1)	Time-based restricted stock awards and performance-based restricted stock awards with respect to which the performance criteria have been satisfied, in each case made under the 2009 Stock Incentive Plan, which awards vest, subject to continuing employment, in three equal annual installments commencing on the first anniversary of the date of grant.
(2)	Value determined based on closing price of the Common Stock of $15.38 on March 30, 2012, the final business day of fiscal year 2012.
(3)	Performance-based restricted stock awards made under the 2009 Stock Incentive Plan, which awards vest subject to the satisfaction of certain performance criteria.
(4)	Messrs. Zelnick and Slatoff have not received grants of stock or option awards. Messrs. Zelnick and Slatoff are partners in ZelnickMedia, to which the Company granted options to purchase 2,009,075 shares of Common Stock at an exercise price of $14.74 per share in August 2007, 1,500,000 shares of restricted stock in June 2008 and 2,750,000 shares of restricted stock in November 2011. There are an aggregate of 2,009,075 shares underlying unexercised but exercisable options. The options expire on August 27, 2017. 200,000 shares of restricted stock vested in each of June 2009, June 2010, and June 2011, respectively, and 3,650,000 shares of restricted stock remained unvested as of March 31, 2012. The value of the unvested shares based on the closing price of the Common Stock on March 30, 2012 was $56,137,000.

Restricted Stock Vested During 2012 Fiscal Year

The following table sets forth information concerning the vesting of shares of restricted stock held by each of the NEOs during the fiscal year ended March 31, 2012. The value realized from vested restricted stock is deemed to be the market value of the Common Stock on the date of vesting multiplied by the number of shares.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Strauss Zelnick	—	—
Lainie Goldstein	104,050	1,582,904
Seth Krauss	67,949	973,915
Karl Slatoff	—	—

Pension Benefits

We do not currently sponsor or maintain any defined benefit pension benefit or retirement benefit plans providing specified retirement payments and benefits for our employees.

Nonqualified Deferred Compensation Plan Benefits

We do not currently sponsor or maintain any nonqualified defined contribution or other nonqualified deferred compensation plans for the benefit of our employees.

Potential Payments Upon Termination or Change in Control

Ms. Goldstein and Mr. Krauss are entitled to receive certain amounts and benefits upon termination of their employment or a change in control pursuant to their employment agreements. Additionally, Ms. Goldstein and Mr. Krauss are eligible to participate in the CIC Severance Plan, to the extent they would be entitled to receive greater amounts and benefits under the CIC Severance Plan than under their employment agreements. Messrs. Zelnick and Slatoff are not entitled to any severance benefits from the Company upon a termination of employment or change in control.

Employment Agreements

Lainie Goldstein

Pursuant to the terms of Ms. Goldstein’s employment agreement, Ms. Goldstein will be entitled to receive the following severance benefits upon a termination by the Company without cause (including a non-renewal of the agreement as well as her resignation following certain events that will be deemed a termination without cause): (i) a lump sum payment within 30 days of termination equal to the sum of (w) 1.5 times her then-current base salary, (x) 1.5 times her target bonus of 75% of base salary, (y) a prorated target bonus for the year of termination (equal to 50% of target if such termination occurs during the first half of the year, and 100% of target if such termination occurs during the second half of the year), and (z) any unpaid bonuses earned in respect of prior years, (ii) reimbursement for the cost of continued health insurance coverage under COBRA for 18 months (or until Ms. Goldstein becomes entitled to coverage with a subsequent employer), and (iii) immediate vesting in all outstanding and unvested options and shares of restricted stock then held by her. Ms. Goldstein has agreed not to compete with the Company or solicit any of the Company’s customers or personnel during her employment and for one year following any termination of her employment, all on the terms set forth in the employment agreement.

The employment agreement also provides that, upon a change in control of the Company, Ms. Goldstein will be entitled to a retention bonus equal to three months’ base salary upon the closing of the transaction, and three months’ base salary upon the six month anniversary thereof, in each case subject to her continued employment with the Company through the applicable payment date (or an earlier termination by the Company without cause (including a non-renewal of the agreement and as well as her resignation following certain events that will be deemed a termination without cause)). The employment agreement also provides that any amounts received by her in connection with a change in control will be reduced if, pursuant to the excise tax provisions of the Internal Revenue Code relating to “parachute payments,” such reduction would result in a greater after-tax benefit to her.

Seth Krauss

Pursuant to the terms of Mr. Krauss’s employment agreement, Mr. Krauss will be entitled to receive the following severance benefits upon a termination by the Company without cause (including a non-renewal of the agreement as well as his resignation following certain events that will be deemed a termination without cause): (i) a lump sum payment within 30 days of termination equal to the sum of (w) 1.5 times his then-current base salary, (x) 1.5 times his target bonus of 75% of base salary, (y) a prorated target bonus for the year of termination (based upon the number of days worked by Mr. Krauss during such year if such termination occurs during the first half of the year, and equal to 100% of target if such termination occurs during the second half of the year), and (z) any unpaid bonuses earned in respect of prior years, (ii) reimbursement for the cost of continued health insurance coverage under COBRA for 18 months (or until Mr. Krauss becomes entitled to coverage with a subsequent employer), and (iii) immediate vesting in all outstanding and unvested options and shares of restricted stock then held by him. The employment agreement provides that any severance amounts received by Mr. Krauss will be reduced if, pursuant to the excise tax provisions of the Internal Revenue Code relating to “parachute payments,” such reduction would result in a greater after-tax benefit to him. Subject to the New York Rules of Professional Conduct, Mr. Krauss has agreed not to compete with the Company or solicit any of the Company’s customers or personnel during his employment and for one year following any termination of his employment, all on the terms set forth in the employment agreement.

CIC Severance Plan

Pursuant to the CIC Severance Plan, certain eligible employees, including Ms. Goldstein and Mr. Krauss, may receive certain benefits upon a termination of employment either by the Company without “cause” or voluntarily for “good reason,” in either case during the 12-month period following a change in control of the Company. The benefits that the NEOs may become entitled to receive upon a qualifying termination of employment under the CIC Severance Plan consist of the following:

•	a cash severance payment equal to 150% of the sum of the NEO’s annual base salary and target annual bonus or incentive opportunity;

•	continued health benefits for a period of 18 months; and

•	full and immediate vesting of all outstanding and unvested equity awards.

For purposes of the CIC Severance Plan, Ms. Goldstein and Mr. Krauss will be deemed to have resigned for “good reason” if the resignation occurs in connection with any of the events specified in the employment agreements, such that the resignation would be tantamount to a termination without cause under the terms of the employment agreements. For purposes of the CIC Severance Plan, “cause” generally means a participant’s continued failure to substantially perform his or her duties after receipt of notice from the Company, a participant’s criminal conviction which is demonstrably injurious to the Company, a participant’s felony conviction, a participant’s gross negligence which affects the Company or a participant’s failure to adhere to the Company’s written policies or to cooperate in any investigation or inquiry involving the Company.

Severance benefits provided under the CIC Severance Plan will be subject to reduction to avoid any excise tax on “parachute payments” under Section 280G of the Internal Revenue Code if the employee would benefit from such reduction as opposed to receiving the full severance benefits and paying the excise tax. All employees who accept severance payments and, if applicable, the continued health coverage under the CIC Severance Plan will be required to sign a release and will be subject to restrictions on the solicitation of employees and customers of the Company for a period of six months following termination as well as a non-disparagement obligation. In addition, all employees who accept any benefits under the CIC Severance Plan will be subject to a duty to cooperate reasonably with the Company in any litigation relating to matters in which the employee was personally involved. We do not provide for any tax gross-ups in respect of any excise taxes on parachute payments.

The tables below set forth amounts to be paid or benefits received by those NEOs entitled to receive any amounts or benefits upon termination of their employment or a change in control, assuming the applicable triggering event occurred on March 31, 2012.

	Termination Without Cause ($)(1)	Death or Disability ($)	Change in Control Termination Without Cause or for Good Reason ($)		Change in Control Without Termination ($)
Lainie Goldstein
Cash Payment	1,640,625	—	1,640,625		—
Continuation of Medical Insurance (present value)	10,302	—	10,302		—
Acceleration of Equity Awards(2)	1,654,335	1,654,335	1,654,335		1,654,335
Pro-rated Bonus	468,750	468,750	468,750		—
Stay Bonus	—	—	312,500		312,500

Total Termination Benefits	3,774,012	2,123,085	4,086,512	(3)	1,966,835	(3)

	Termination Without Cause ($)(1)	Death or Disability ($)	Change in Control Termination Without Cause or for Good Reason ($)		Change in Control Without Termination ($)
Seth Krauss
Cash Payment	1,378,125	—	1,378,125		—
Continuation of Medical Insurance (present value)	30,842	—	30,842		—
Acceleration of Equity Awards(2)	1,616,300	1,616,300	1,616,300		1,616,300
Pro-rated Bonus	393,750	393,750	393,750		—

Total Termination Benefits	3,419,017	2,010,050	3,419,017	(3)	1,616,300	(3)

(1)	A termination without cause includes a resignation following certain events so as to be deemed a constructive termination by the Company without cause and the Company’s non-renewal of the employment agreement. For purposes of the employment agreements, “cause” generally means an NEO’s continued failure to substantially perform duties under the employment agreement after receipt of notice from the Company, an NEO’s criminal conviction which is demonstrably injurious to the Company, an NEO’s felony conviction, an NEO’s gross negligence which significantly affects the Company or an NEO’s material failure to adhere to the Company’s material written policies or to cooperate in any investigation or inquiry involving the Company. For purposes of the employment agreements, an NEO’s resignation in connection with the following events will tantamount to a termination without cause: a material breach of the employment agreement by the Company, a material diminution in an NEO’s title, status, position or responsibilities, the Company’s failure to timely pay compensation due under the employment agreement, a material reduction in an NEO’s salary or target bonus, assignment of duties to which are materially inconsistent with the duties set forth in the employment agreements, relocation of an NEO’s principal place of employment beyond ten miles from its then-current location or the failure of any successor to assume the Company’s obligations under the employment agreement.
(2)	The value of restricted stock is calculated by multiplying the number of shares of restricted stock that accelerate by the per share closing price of the Common Stock on March 30, 2012.
(3)	In the event that the total amounts payable to Ms. Goldstein and Mr. Krauss, respectively, in connection with a change in control would be an amount exceeding 100%, but less than 115%, of the maximum amount that could be paid without application of any excise tax imposed by Section 4999 of the Internal Revenue Code, then pursuant to their respective employment agreements, the total amounts payable in the scenarios illustrated in this table would be reduced in order to avoid triggering any excise tax on “parachute payments” under Section 280G of the Internal Revenue Code.

Compensation of Directors During 2012 Fiscal Year

The Compensation Committee has the responsibility for establishing appropriate compensation and reimbursement policies for non-employee members of the Board of Directors. Such compensation may include, but is not limited to, the following elements: retainer, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits and perquisites. All directors, other than Mr. Zelnick, are regarded as non-employee directors.

Pursuant to its charter, the Compensation Committee periodically reviews non-employee director compensation and benefits. As part of this review in 2012, the Compensation Committee engaged Aon-Hewitt to provide competitive market data and advice regarding outside director compensation. Except as otherwise described below, the Compensation Committee determined not to change the compensation payable to our non-employee directors in 2012.

The key elements of the compensation payable to our non-employee directors are as follows:

Annual Retainer. Each non-employee director is paid an annual retainer of $225,000 in quarterly installments following the end of each quarter of service. Of this amount, $60,000 of the annual retainer is paid in cash and $165,000 is paid in shares of restricted stock. In addition, the Lead Independent Director receives an additional annual retainer of $200,000, of which $100,000 is paid in cash in quarterly installments and $100,000 is paid in shares of restricted stock. The Lead Independent Director does not receive any additional compensation for serving as chairperson of the Executive Committee. Instead of receiving a cash payment, non-employee directors may make an irrevocable election to receive 100% of their annual retainer and committee fees, if applicable, in shares of restricted stock. Commencing with the third quarter of the fiscal year ended March 31, 2012, Messrs. Bowman and Icahn elected to receive 100% of their respective annual retainer and committee fees in shares of restricted stock.

Fees for Committee Members. As additional compensation for service as chairperson, the chairperson of the Audit Committee receives an annual cash retainer of $35,000, the chairperson of the Compensation Committee receives an annual cash retainer of $25,000 and the chairperson of the Corporate Governance Committee receives an annual cash retainer of $20,000. In addition, members of the Audit Committee, other than the chairperson, receive an additional annual cash retainer of $10,000. Beginning on July 1, 2011, the independent members of the Executive Committee, other than the chairperson, receive an additional cash retainer of $25,000.

Restricted Stock. The shares of restricted stock granted to non-employee directors vest in three equal annual installments commencing on the first anniversary of the grant date. Grants of restricted stock are made on the fifth trading day following the filing of the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. The number of shares of restricted stock granted is determined by dividing the dollar value of the restricted stock to be delivered by the average of the closing prices of our Common Stock on the ten trading days prior to the date of grant.

Reimbursement of Certain Expenses. Non-employee directors are reimbursed for travel expenses to attend board and committee meetings and to attend director education seminars in accordance with policies approved from time to time.

Director Compensation Table

The following table sets forth information concerning the compensation of the Company’s non-employee directors during the fiscal year ended March 31, 2012.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
Robert A. Bowman	95,000	(2)	160,097	255,097
SungHwan Cho	70,000		160,097	230,097
Michael Dornemann	160,000		257,142	417,142
Brett Icahn	60,000	(2)	160,097	220,097
J Moses	80,000		160,097	240,097
James L. Nelson	70,000		160,097	230,097
Michael Sheresky	103,750		160,097	263,847
Strauss Zelnick	—		—	—

(1)	Represents the aggregate grant date fair value of awards granted to our directors during fiscal year 2012, determined under FASB ASC Topic 718, Compensation—Stock Compensation. For additional information with respect to stock awards or option awards granted during the fiscal year ended March 31, 2012, see Note 15 under the heading “Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012. The amounts above reflect the grant date fair value for these awards, excluding the accounting effect of any estimate of future forfeitures, and do not necessarily correspond to the actual value that might be recognized by the directors. As of March, 31, 2012, Messrs. Bowman, Cho, Dornemann, Icahn, Moses, Nelson, Sheresky and Zelnick held 67,230, 23,808, 92,534, 26,963, 76,841, 30,040, 52,317, and 0 stock awards, respectively, and Mr. Bowman held 25,000 option awards.
(2)	Commencing with our third fiscal quarter, Messrs. Bowman and Icahn elected to receive all of their annual retainer and committee fees in shares of restricted stock, which is not reflected in this table. Accordingly, on November 15, 2011 and February 10, 2012, respectively, 1,552 and 1,493 shares of restricted stock were granted to Mr. Bowman, with grant date fair values of $14.17 and $15.80, respectively, as computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, and on November 15, 2011 and February 10, 2012, respectively, 980 and 943 shares of restricted stock were granted to Mr. Icahn, with grant date fair values of $14.17 and $15.80, respectively, as computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2012, Messrs. Dornemann, Icahn, Moses and Sheresky served as members of the Compensation Committee. During the fiscal year ended March 31, 2012:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•

none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee;

•	none of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and

•

none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on the Board of Directors.

VOTING SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date (unless otherwise noted) relating to the beneficial ownership of shares of the Common Stock by (i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding Common Stock, (ii) each current director, (iii) each director nominee, (iv) each of the NEOs and (v) all current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Common Stock Beneficially Owned
BlackRock, Inc.(3)	10,594,307	[	]%
Carl C. Icahn and related entities (4)	7,305,626	[	]%
Glenview Capital Management, LLC(5)	5,618,838	[	]%
OppenheimerFunds, Inc.(6)	4,506,563	[	]%
Strauss Zelnick(7)	4,438,356	[	]%
Vanguard Group, Inc.(8)	4,430,319	[	]%
Karl Slatoff(9)	4,205,896	[	]%
Lainie Goldstein	323,251	*
Seth Krauss	205,891	*
Michael Dornemann	98,261	*
J Moses	80,407	*
Robert A. Bowman	72,849	*
Michael Sheresky	53,733	*
Brett Icahn	31,825	*
James L. Nelson	30,878	*
SungHwan Cho	26,436	*
All current directors and executive officers as a group (11 persons)(10)	5,388,958	[	]%

*	Less than 1%.
(1)

Unless otherwise indicated, the address of each beneficial owner is Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. The address of Carl C. Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, 44th Floor, New York, NY 10153 (the address of Mr. Icahn’s related entities are set forth in footnote (4) below). The address of Glenview Capital Management, LLC, 767 Fifth Avenue, 44th Floor, New York, New York 10153. The address of OppenheimerFunds, Inc. is Two World Financial Center, 225 Liberty Street, New York, New York 10281. The address for Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The addresses of each of Messrs. Cho and Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, New York 10153.

(2)	Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days after the Record Date upon the exercise of options and is not deemed to be the beneficial owner of securities that may not be acquired within 60 days after the Record Date upon the exercise of options (referred to in the footnotes below as “ unvested options “). Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days after the Record Date have been exercised.
(3)	Based on information contained in a report on Schedule 13G/A filed with the SEC on January 10, 2012.
(4)

Based on information contained in a report on Schedule 13D/A filed with the SEC on May 27, 2011, filed jointly by Carl C. Icahn and the following related entities: (a) High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Beckton Corp., each of whose address is White

Plains Plaza, 445 Hamilton Avenue-Suite 1210, White Plains, New York 10601, and (b) Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, and Icahn Partners Master Fund III LP, each of whose address is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands.
(5)	Based on information contained in a report on Schedule 13G/A filed with the SEC on February 14, 2012.
(6)	Based on information contained in a report on Schedule 13G/A filed with the SEC on February 6, 2012. OppenheimerFunds, Inc. reported shared voting and dispositive authority with respect to these shares. OppenheimerFunds, Inc. disclaims beneficial ownership to these shares pursuant to Rule 13d-4 of the Exchange Act of 1934.
(7)	Mr. Zelnick is a partner at ZelnickMedia. The shares listed include 259,531 shares of Common Stock held by Zelnick/Belzberg Living Trust (such shares are indirectly held by Mr. Zelnick) and 2,169,750 shares of Common Stock and 2,009,075 shares underlying options held by ZelnickMedia (such shares and options are not held individually by Mr. Zelnick).
(8)	Based on information contained in a report on Schedule 13G/A filed with the SEC on February 9, 2012. The Vanguard Group, Inc. reported shared dispositive authority with Vanguard Fiduciary Trust Company with respect to 109,347 of these shares.
(9)	Mr. Slatoff is a partner at ZelnickMedia. The shares listed include 27,071 shares of Common Stock directly held by Mr. Slatoff and 2,169,750 shares of Common Stock and 2,009,075 shares underlying options held by ZelnickMedia (such shares and options are not held individually by Mr. Slatoff).
(10)	The 2,169,750 shares of Common Stock and 2,009,075 shares underlying options held by ZelnickMedia, and beneficially owned by Messrs. Zelnick and Slatoff, are only included once.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement.

The Company is party to a Management Agreement, dated as of May 20, 2011 (the “Management Agreement”), with ZelnickMedia. The Management Agreement supersedes and replaces the Company’s previous Management Agreement with ZelnickMedia, dated as of March 30, 2007, as amended as of July 27, 2007 and February 14, 2008 (the “Original Agreement”), except as otherwise contemplated in the Management Agreement.

Under the terms of the Management Agreement, ZelnickMedia provides financial and management consulting services to the Company.

Term and Personnel. The Management Agreement provides for a term through May 31, 2015, unless earlier terminated in accordance with its terms. Under the Management Agreement, ZelnickMedia continues to provide certain individuals as it deems appropriate for the performance of the Management Agreement. Specifically (i) Mr. Zelnick serves as Executive Chairman of the Board and CEO of the Company, (ii) Mr. Slatoff serves as the Company’s COO, (iii) an employee of ZelnickMedia serves as a Vice President or another senior position of the Company and (iv) other ZelnickMedia personnel as appropriate provide services to the Company on a project-by-project, as needed basis. If Mr. Zelnick or any other employee of ZelnickMedia acting in an executive capacity for the Company pursuant to the Management Agreement is unable or unavailable to serve in such capacity (other than due to a termination by the Company without Cause or their resignation for Good Reason (as such terms are defined in such person’s employment agreement with the Company or, in the case of Mr. Zelnick, in the Management Agreement)), and ZelnickMedia is unable to provide a qualified individual within a reasonable period of time to serve in such capacity who is reasonably satisfactory to the Board, then the Company may fill such position with a person not affiliated with ZelnickMedia and deduct the costs of such person’s compensation from ZelnickMedia’s compensation under the Management Agreement.

Management Fee and Annual Bonus Opportunity. Under the Management Agreement, the Company pays a monthly management fee equal to $208,333 per month (the same rate as in the Original Agreement), subject to a

3% annual increase effective as of April 1 of each year during the term (the first annual increase occurred as of April 1, 2012). In addition to the monthly management fee, ZelnickMedia receives an annual bonus, subject to the achievement by the Company of certain performance thresholds, in respect of each of the four fiscal years ending March 31, 2012, 2013, 2014 and 2015, as well as a pro-rated annual bonus for the period between March 31, 2015 and May 31, 2015. For the fiscal year ending March 31, 2012, the annual bonus opportunity amount ranged from $0 (at 80% of the Target, as defined in the Management Agreement) to $3,500,000 (at 150% of the Target or greater). The annual bonus opportunity amounts are subject to a 3% annual increase effective as of April 1 of each year during the term (the first annual increase occurred as of April 1, 2012). If the Management Agreement is terminated by the Company without Cause (as defined in the Management Agreement) or by ZelnickMedia for Good Reason (as defined in the Management Agreement) (whether before or after a Change in Control (as defined in the Management Agreement)), ZelnickMedia is entitled to be paid on the date of termination an amount equal to the lesser of (i) all management fees that would have been paid through May 31, 2015, plus the amount of all annual bonuses not yet accrued or paid that would have been payable in respect of any fiscal year through May 31, 2015, assuming 100% of the Target is met in each such fiscal year and (ii) three times the sum of the then-current per annum management fee plus the then-current 100% Target bonus amount.

Expense Reimbursement. Under the Management Agreement, ZelnickMedia is entitled to the reimbursement of reasonable out-of-pocket expenses in connection with the Management Agreement and the rendering of services thereunder.

Restrictions on Sale of Vested Stock. Under the Management Agreement, ZelnickMedia (and its shareholders, partners, members and other affiliates) are prohibited from selling any vested shares of restricted stock of the Company granted pursuant to the Original Agreement or any shares of the Company’s Common Stock acquired upon exercise of the options granted to ZelnickMedia pursuant to the Original Agreement (the “Option Shares”), until October 31, 2012. In addition, prior to May 31, 2015 (or earlier in the event of a Change in Control), ZelnickMedia (and its shareholders, partners, members and other affiliates) are prohibited from selling any vested shares of restricted stock of the Company granted pursuant to the Original Agreement or the Management Agreement, or any Option Shares, if the Market Value (as defined in the Management Agreement) of all shares of the Company (including but not limited to (i) the Option Shares, (ii) vested or unvested shares of time-based restricted stock of the Company granted pursuant to the Original Agreement or the Management Agreement and (iii) vested shares of performance-based restricted stock of the Company granted pursuant to the Original Agreement or the Management Agreement, but excluding unvested shares of performance-based restricted stock of the Company granted pursuant to the Original Agreement or the Management Agreement) that would, after giving effect to such proposed sale or other disposition, be owned by ZelnickMedia, its shareholders, partners, members and other affiliates as of the trading day immediately preceding the date of the proposed sale or disposition, be less than four times (4X) the then current per annum management fee (excluding any bonuses).

Restricted Stock Awards

Pursuant to the Management Agreement, the Company issued time-based and performance-based restricted stock to ZelnickMedia in November 2011, as further described below.

Time-Based Award. The Company granted ZelnickMedia a restricted stock award of 1,100,000 shares of Common Stock that will vest in equal installments on each of the first, second, third, and fourth anniversaries of April 1, 2011, provided that the Management Agreement has not been terminated prior to the applicable vesting date (the “Time-Based Award”). Notwithstanding the foregoing, the Time-Based Award will immediately vest in full if the Management Agreement is terminated by the Company without Cause or by ZelnickMedia with Good Reason. Conversely, ZelnickMedia will forfeit to the Company any and all restricted stock that has not previously vested under the Time-Based Award if the Management Agreement is terminated other than by the Company without Cause or by ZelnickMedia with Good Reason.

Performance-Based Award. The Company granted ZelnickMedia a restricted stock award of 1,650,000 shares of Common Stock that will be eligible to vest in four equal “vesting tranches” on each of the first four anniversaries of April 1, 2011, respectively, based on the Company’s total shareholder return relative to the total shareholder return of the companies that constitute the NASDAQ Composite Index (the “Peer Companies”) during each of the four fiscal years of the Company ending March 31, 2012, 2013, 2014, and 2015. To earn all of the shares, the Company must perform at the 75th percentile, or top quartile, of the Index. On April 1, 2012, the first vesting tranche included 305,250 shares, reflecting the Company’s total shareholder return relative to the total shareholder return of the Peer Company in the 62nd percentile.

In the event that fewer than 100% of the shares in any of the first three vesting tranches vest with respect to the applicable fiscal year, the unvested shares will remain eligible to vest on each subsequent vesting date for the remaining tranches, based on the Company’s total shareholder return relative to the total shareholder return of the Peer Companies from April 1, 2011, through such subsequent vesting date.

Upon a termination of the Management Agreement by the Company without Cause or by ZelnickMedia with Good Reason, in either case prior to a Change in Control and prior to April 1, 2015, any then-unvested shares will vest as of such date contingent and based on the Company’s total shareholder return relative to the total shareholder return of the Peer Companies from April 1, 2011, through such termination. Any shares that are unvested following the date of termination will remain eligible to vest upon the consummation of a Change in Control; provided that the Board approves a definitive agreement that will result in a Change in Control, or the Company publicly announces an intention to consummate a Change in Control, in either case within the 90-day period following the date of such termination, based on the Company’s total shareholder return relative to the total shareholder return of the Peer Companies from April 1, 2011, through such Change in Control. Any shares that remain unvested subsequent to the consummation of the Change in Control, or if the Board does not approve a definitive agreement that will result in a Change in Control or the Company does not publicly announce an intention to consummate a Change in Control within such 90-day period, the 90th day following such termination, will automatically be forfeited and will revert back to the Company.

If a Change in Control occurs during the term of the Management Agreement, a certain number of shares will become eligible to vest and will vest in full upon the next regular vesting date for such shares, or if earlier, a termination of the Management Agreement by the Company without Cause or by ZelnickMedia with Good Reason, based on the Company’s total shareholder return relative to the total shareholder return of the Peer Companies from April 1, 2011, through such Change in Control. Notwithstanding the foregoing, ZelnickMedia may require the Company to cancel such vesting-eligible shares upon such Change in Control and deposit into a trust an amount in cash equal to the market value of the consideration payable in connection with such Change in Control in respect of each such share, which cash will be paid to ZelnickMedia at such time as the vesting-eligible shares would have otherwise vested. Vesting-eligible shares will be treated in the same manner as any other shares of unvested restricted stock outstanding under the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan, as amended. All shares that do not become eligible to vest following a Change in Control (based on the Company’s total shareholder return relative to the total shareholder return of the Peer Companies from April 1, 2011, through such Change in Control, as described above) will automatically be forfeited and will revert back to the Company.

Except as described above, any shares that have not vested as of the earlier of April 1, 2015, and the termination of the Management Agreement other than by the Company without Cause or by ZelnickMedia with Good Reason will automatically be forfeited and will revert back to the Company.

Registration Statement. At any time following May 20, 2012, and within 45 days following the request of ZelnickMedia, the Company will file a Registration Statement on Form S-3 registering for resale all of the shares of Common Stock granted to ZelnickMedia under the Management Agreement or the Original Agreement, including the shares of Common Stock issuable upon exercise of the option granted under the Original Agreement.

The foregoing descriptions of the Management Agreement, and the time-based and performance-based restricted stock awards issuable to ZelnickMedia thereunder, are only a summary and are qualified in their entirety by reference to the full text of the Management Agreement, including the Forms of Restricted Stock Agreement and Performance-Based Restricted Stock Agreement attached as Exhibits A and B thereto, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 20, 2011 and incorporated herein by reference.

Awards under Original Management Agreement.

Stock Options. Pursuant to the Original Management Agreement, on August 27, 2007, the Company issued ZelnickMedia stock options to acquire 2,009,075 shares of Common Stock at an exercise price of $14.74 per share. These options vested in equal monthly installments over 36 months and expire 10 years from the date of grant.

Restricted Stock. Pursuant to the Original Management Agreement, the Company issued 1,500,000 shares of restricted Common Stock to ZelnickMedia. These shares were granted pursuant to two separate grants, an award of 600,000 shares of restricted stock subject to time-based vesting conditions (the “Time-Based Award”) and an award of 900,000 shares of restricted stock subject to market-based vesting conditions (the “Market-Based Award”), on June 13, 2008. The terms of the Time-Based Award and Market-Based Award were as follows:

•	The Time-Based Award was a restricted stock award of 600,000 shares of Common Stock that vested in equal installments on each of the first, second and third anniversaries of the grant date.

•

The Market-Based Award was a restricted stock award of 900,000 shares of Common Stock that could have vested on or after each of the Vesting Dates listed in the table below in the amounts set forth opposite the applicable Vesting Date, and subject to, with respect to each tranche, (i) the achievement of a price per share of Common Stock which would place the stockholder return on our Common Stock in the 75th percentile of the stockholder returns of all of the companies in the NASDAQ Industrial Index, and (ii) the Original Management Agreement not being terminated prior to the achievement of the applicable performance goal for such Vesting Date.

Vesting Date	Shares Eligible to Vest
First anniversary of grant date	180,000
Second anniversary of grant date	270,000
Third anniversary of grant date	405,000
Fourth anniversary of grant date	45,000

As of the first, second, third and fourth Vesting Dates, the stockholder return on our Common Stock was in the 18th percentile, 19th percentile, 29th percentile and 26th percentile, respectively, of the stockholder returns of all of the companies. Because the Company did not achieve any of its performance targets for the four Vesting Dates, the entire Market-Based Award was forfeited in June 2012.

Transactions with Icahn Sourcing LLC.

Icahn Sourcing LLC (“Icahn Sourcing”) is an entity formed and controlled by Mr. Carl Icahn in order to leverage the potential buying power of a group primarily consisting of entities with which Mr. Carl Icahn either owns or otherwise has a relationship in negotiating with a wide range of suppliers of goods, services and property. The Company is a member of the buying group and, as such, is afforded the opportunity to purchase goods, services and property from vendors with whom Icahn Sourcing has negotiated rates and terms. Icahn Sourcing does not guarantee that we will purchase any goods, services or property from any such vendors, and we are under no obligations to do so. We do not pay Icahn Sourcing any fees or other amounts with respect to the buying group arrangement. The Company has purchased a variety of goods and services as a member of the buying group at prices and on terms that we believe are more favorable than those which would be achieved on a stand-alone basis.

Policy on Transactions with Related Persons.

The Board of Directors has adopted a policy requiring that any transaction: (1) involving the Company or any of its subsidiaries and (2) in which one of our directors, nominees for director, executive officers, or greater than five percent stockholders, or their immediate family members, have a direct or indirect material interest; be approved or ratified by a majority of the independent directors of the full Board.

In determining whether to approve or ratify any such transaction, the independent directors of the Board must consider, in addition to other factors deemed appropriate, whether the transaction is on terms no less favorable to the Company than those involving unrelated parties. No director may participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

The members of our Board of Directors, our executive officers and persons who beneficially own more than 10% of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, as amended, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of the copies of Section 16(a) reports that we have received from such persons or entities for transactions in our Common Stock and their Common Stock holdings for the fiscal year ended March 31, 2012, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and persons who beneficially own more than 10% of our outstanding Common Stock.

NO INCORPORATION BY REFERENCE

In its filings with the SEC, the Company sometimes “incorporates by reference” certain information. This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee” and the “Report of the Compensation Committee” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.”

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

The Company currently anticipates holding its Annual Meeting of Stockholders for its fiscal year ending March 31, 2013 in September 2013. Accordingly, stockholders who wish to present proposals, nominate directors or present other business appropriate for consideration at the Company’s Annual Meeting of Stockholders to be held in 2013 must submit the proposal in proper form and in satisfaction of the conditions established by the SEC, to the Company at its address set forth on the first page of this Proxy Statement not later than April 12, 2013 in order for the proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such annual meeting.

As provided in the Company’s bylaws, for any proposal, director nomination or other business that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2013

Annual Meeting of Stockholders, notice of intention to present the proposal, nominate directors or present other appropriate business must be received in writing by the Company by no earlier than May 23, 2013 and no later than June 22, 2013. Address all notices of intention to present proposals at the 2013 Annual Meeting of Stockholders to Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, Attn: Investor Relations.

OTHER MATTERS

The Board of Directors is aware of no other matter, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

Annex A

TAKE-TWO INTERACTIVE SOFTWARE, INC.

2009 STOCK INCENTIVE PLAN

Amended and Restated Effective July 11, 2012

ARTICLE I

PURPOSE AND HISTORY

The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

This Plan was originally adopted on April 23, 2009, amended on February 18, 2010 and July 12, 2011, and amended and restated in its present form on July 11, 2012.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets. The occurrence of an Acquisition Event shall be determined by the Committee in its sole discretion.

2.2 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee; provided, however, that if the Common Stock subject to any Award does not constitute “service recipient stock” for purposes of Section 409A of the Code, such Award shall be designed in a manner intended to comply with Section 409A of the Code.

2.3 “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award. All Awards shall be evidenced by, and subject to the terms of, a written agreement executed by the Company and the Participant. Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by a Participant of an illegal act that could cause significant economic injury to the Company; (iii) a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate as determined by the Company in its sole discretion; (iv) continuing willful and deliberate failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and a reasonable opportunity (not to exceed 30 days) to effectuate a cure as determined by the Company; or (v) a Participant’s material failure to adhere to the Company’s written policies or to cooperate in any investigation or inquiry involving the Company, provided that the Participant is given notice and a reasonable opportunity (not to exceed 30 days) to effectuate a cure as determined by the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6 “Change in Control” has the meaning set forth in Section 11.2.

2.7 “Change in Control Price” has the meaning set forth in Section 11.1.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.9 “Committee” means: (a) with respect to the application of the Plan to Eligible Employees and Consultants, the Compensation Committee of the Board or such other committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom it is intended to be (i) a “non-employee director” as defined in Rule 16b-3; (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; and (iii) an “independent director” as defined under NASD Rule 4200(a)(15) or such other applicable stock exchange rule; and (b) with respect to the application of the Plan to Non-Employee Directors, the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.10 “Common Stock” means the common stock, $0.01 par value per share, of the Company.

2.11 “Company” means Take-Two Interactive Software, Inc., a Delaware corporation, and its successors by operation of law.

2.12 “Consultant” means any Person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.13 “Detrimental Activity” means:

(a)	disclosing, divulging, furnishing or making available to anyone at any time, except as necessary in the furtherance of Participant’s responsibilities to the Company or any of its Affiliates, either during or subsequent to Participant’s service relationship with the Company or its Affiliates, any knowledge or information with respect to confidential or proprietary information, methods, processes, plans or materials of the Company or any of its Affiliates, or with respect to any other confidential or proprietary aspects of the business of the Company or any of its Affiliate, acquired by the Participant at any time prior to the Participant’s Termination;

(b)	any activity while employed or performing services that results, or if known could reasonably be expected to result, in the Participant’s Termination for Cause;

(c) (i)	directly or indirectly soliciting, enticing or inducing any employee of the Company or of any of its Affiliates to be employed by a person, firm or corporation that is, directly or indirectly, in competition with the business or activities of the Company or any of its Affiliates; (ii) directly or indirectly approaching any such employee for these purposes; (iii) authorizing or knowingly approving the taking of such actions by other persons on behalf of any such person, firm or corporation, or assisting any such person, firm or corporation in taking such action; (iv) directly or indirectly soliciting, raiding, enticing or inducing any person, firm or corporation (other than the U.S. Government or its agencies) who or which is, or at any time from and after the date of grant of the Award was, a customer of the Company or of any of its Affiliates to become a customer for the same or similar products or services that it purchased from the Company or any of its Affiliates, or any other person, firm or corporation, or approaching any such customer for such purpose or authorize or knowingly approving the taking of such actions by any other person;

(d)	Disparagement, or inducement of others to do so, of the Company or its Affiliates or their past and present officers, directors, employees or products; or

(e)	a material breach of any written agreement between the Participant and the Company or any of its Affiliates (including, without limitation, any employment agreement or noncompetition or nonsolicitation or confidentiality agreement).

Unless otherwise determined by the Committee at grant and set forth in an Award agreement, Detrimental Activity shall not be deemed to occur after the end of the one-year period following the Participant’s Termination. For purposes of subsections (a), (c) and (e) above, the Chief Executive Officer of the Company has the authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization. If it is determined by a court of competent jurisdiction that any provision in the Plan in respect of Detrimental Activities is excessive in duration or scope or otherwise is unenforceable, then such provision may be modified or supplemented by the court to render it enforceable to the maximum extent permitted by law.

2.14 “Disability” means (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “disability” (or words of like import)), a permanent and total disability as defined in Section 22(e)(3) of the Code; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “disability” (or words of like import), “disability” as defined under such agreement. A Disability shall only be deemed to occur at the time of the determination by the Company of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.15 “Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship that could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

2.16 “Effective Date” means the effective date of the Plan as defined in Article XV.

2.17 “Eligible Employee” means each employee of the Company or an Affiliate.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.19 “Exercisable Awards” has the meaning set forth in Section 4.2(d).

2.20 “Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day on which the Award is granted, or if such grant date is not a trading day, the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Company or, if not a day on which the applicable market is open, the next day that it is open.

2.21 “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

2.22 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries or its Parent (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.23 “Limited Stock Appreciation Right” has the meaning set forth in Section 7.5.

2.24 “Non-Employee Director” means a director of the Company who is not an active employee of the Company or an Affiliate.

2.25 “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.26 “Non-Tandem Stock Appreciation Rights” has the meaning set forth in Section 7.3.

2.27 “Other Extraordinary Event” has the meaning set forth in Section 4.2(b).

2.28 “Other Stock-Based Award” means an Award under Article IX of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, a restricted stock unit or an Award valued by reference to an Affiliate.

2.29 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.30 “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

2.31 “Performance Period” means the duration of the period determined by the Committee in its sole discretion, and set forth in an Award agreement, during which receipt of an Award is subject to the satisfaction of performance criteria.

2.32 “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.33 “Plan” means this Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan, as amended from time to time.

2.34 “Reference Stock Option” has the meaning set forth in Section 7.1.

2.35 “Restricted Stock” means a share of Common Stock issued under the Plan that is subject to restrictions under Article VIII.

2.36 “Restriction Period” has the meaning set forth in Section 8.3(a).

2.37 “Retirement” means a voluntary Termination of Employment or Termination of Consultancy at or after age 65 or such earlier date after age 50 as may be approved by the Committee, in its sole discretion, at the time of grant, or thereafter provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, except that Retirement shall not include any Termination with or without Cause. With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65 or, with the consent of the Board, provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, before age 65 but after age 50.

2.38 “Rule 16b-3” means Rule 16b 3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.39 “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable Treasury regulations thereunder.

2.40 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.

2.41 “Section 4.2 Event” has the meaning set forth in Section 4.2(b).

2.42 “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.43 “Stock Appreciation Right” means the right pursuant to an Award granted under Article VII. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for a number of shares of Common Stock and/or cash (as determined by the Committee, in its sole discretion, on the date of grant) with a value equal to the difference between (a) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (b) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive a number of shares of Common Stock and/or cash (as determined by the Committee, in its sole discretion, on the date of grant) with a value equal to the difference between (i) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (ii) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.44 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.45 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.46 “Tandem Stock Appreciation Rights” has the meaning set forth in Section 7.1.

2.47 “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.48 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.49 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity that is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.50 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Directorship in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Directorship thereafter.

2.51 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity that is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.52 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and (iv) Other Stock-Based Awards. In particular, the Committee shall have the authority:

(a)	to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may be granted hereunder;

(b)	to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c)	to determine when an Award may be granted hereunder; provided that the grant date for Awards granted hereunder shall be during the 45 day period following the Company’s filing of its quarterly report on Form 10-Q or the 30 day period following the Company’s filing of its annual report on Form 10-K pursuant to the Exchange Act (or, in the case of a Change in Control occurring outside of any such periods, immediately prior to such Change in Control);

(d)	to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;

(e)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(f)	to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g)	to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.3(e);

(h)	to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant in any case, in a manner intended to comply with Section 409A of the Code;

(i)	to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(j)	to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to an Award for a period of time as determined by the Committee, in its sole discretion, following the date of such Award; and

(k)	generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

3.3 Guidelines. Subject to Article XII, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. The Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4 Decisions Final. Except as otherwise provided in an Award agreement, any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company shall be as fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Designation of Consultants/ Delegation of Authority/ Liability.

(a)

The Committee may, in its sole discretion, designate employees of the Company and its Affiliates and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers or employees of the Company and its Affiliates to execute agreements or other documents on behalf of the Committee relating to the grant of Awards. In addition, the Board or the Committee may (to the extent permitted by applicable law and applicable exchange rules) (i) delegate to the Company’s Chief Executive Officer the authority to grant Awards to Eligible Employees or Consultants who are (A) not then “covered employees” (as defined in Section 162(m) of the Code) and are not expected to be covered employees at the time of recognition of income resulting from such Award, (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (C) not then subject to Section 16 of the Exchange Act; provided that, in no event will the number of shares of Common Stock that may be granted by the Chief Executive Officer pursuant to the foregoing exceed (x) 10,000 shares to any such individual during any fiscal quarter or, (y) 100,000 shares in the aggregate during any fiscal quarter, and (ii) for the sole purpose of granting Awards covering up to 2,849,003 shares of Common Stock (the “Studio Award Pool”), delegate to a committee comprised of officers or employees of the Company or its Subsidiaries (collectively, the “Studio Allocation Committee”), the authority to grant Awards from the Studio Award Pool to Eligible Employees or Consultants of those Subsidiaries of the Company included in the “Rockstar Games” label who are (i) not then covered employees and are not expected to be covered employees at the time of recognition of income resulting from such Award, (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (iii) not then subject to Section 16 of the Exchange Act. Subject to any limitations contained in the resolutions of the Board or the Committee authorizing the delegation of authority to the Studio Allocation Committee, to the extent that any Award granted from the Studio Award Pool expires, terminates, is canceled or is forfeited for any reason, the number of shares of Common Stock underlying any such Award shall again be available for the purpose of

Awards from the Studio Award Pool and, consistent with the delegation contemplated herein, again subject to grant by the Studio Allocation Committee (in accordance with this Section 3.6(a)). Prior notice to the General Counsel or Secretary of the Company shall be given with respect to any Award granted pursuant to the authority delegated pursuant to this Section 3.6(a) and any such Award shall be reported to the Committee in accordance with guidelines established by the Committee. Awards granted by the Studio Allocation Committee may be granted prior to approval of this Plan by the stockholders of the Company, and may vest in whole or in part prior to and be conditioned upon such stockholder approval, so long as such Awards shall become effective no earlier than the date of the approval of the Plan by the stockholders of the Company.

(b)	The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board or any person to whom authority has been delegated pursuant to Section 3.6(a) above shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7 Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, directors or members may have under applicable law, under the Certificate of Incorporation or By-Laws of the Company or any Affiliate, by contract or otherwise. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

ARTICLE IV

SHARE LIMITATION

4.1 Shares.

(a)

General Limitations. The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed the sum of (x) 15,450,000 shares of Common Stock plus (y) any shares of Common Stock available for grant under the Company’s 2002 Stock Option Plan and the Company’s Incentive Stock Plan as of the date the stockholders of the Company approve the Plan (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Award granted under the Plan expires, terminates, is canceled or is forfeited for any reason, the number of shares of Common Stock underlying any such Award shall again be available for the purpose of Awards under the Plan, as provided in this Section 4.1(a). If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock that may be issued under the Plan. Notwithstanding anything herein to the contrary, other than with respect to Incentive Stock Options, any share of Common Stock subject to an Award that again becomes available for grant pursuant to this Section 4.1(a) shall be added back to the maximum aggregate limit. The number of shares of Common Stock available for the purpose of Awards under the Plan shall be reduced by (i) the total number of Stock Options or Stock Appreciation Rights exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement, (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award and (iii) any shares of Common Stock repurchased on the open market with the proceeds of an Stock Option exercise price.

(b)	Individual Participant Limitations.

(i) The maximum number of shares of Common Stock subject to any Award of Stock Options, Stock Appreciation Rights or Other Stock-Based Awards or shares of Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 8.3(a)(ii), which may be granted under the Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 1,000,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all such foregoing types of Awards does not exceed 4,000,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Eligible Employee’s or Consultant’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(ii) The maximum number of shares of Common Stock subject to any Award of Stock Options (other than Incentive Stock Options), Stock Appreciation Rights or Other Stock-Based Awards that may be granted under the Plan during any fiscal year of the Company to each Non-Employee Director shall be 50,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 100,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company. If a Tandem Stock Appreciation Right is granted or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Non-Employee Director’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(iii) There are no annual individual Eligible Employee or Consultant share limitations on Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is not subject to attainment of Performance Goals in accordance with Section 8.3(a)(ii).

(iv) The individual Participant limitations set forth in this Section 4.1(b) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to an Eligible Employee or a Consultant during a fiscal year are not covered by an Award to such Eligible Employee or Consultant in a fiscal year, the number of shares of Common Stock available for Awards to such Eligible Employee or Consultant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

4.2 Changes.

(a)	The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, (vi) any Section 4.2 Event, (vii) any Other Extraordinary Event, or (viii) any other corporate act or proceeding.

(b)	Subject to the provisions of Section 4.2(d), if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan, (iii) the purchase price thereof, and/or (iv) the individual Participant limitations set forth in Section 4.1(b) (other than those based on cash limitations) shall be appropriately adjusted. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), including, without limitation, by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee in accordance with the foregoing shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. In connection with any Section 4.2 Event, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefore (provided that if the exercise price of any Exercisable Award equals or exceeds the Fair Market Value at the time of the Section 4.2 Event, no payment shall be required to cancel such Exercisable Award). Except as expressly provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.

(c)	Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d)

In the event of an Acquisition Event, the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or Stock Appreciation Rights or any Other Stock Based Award that provides for a Participant elected exercise (“Exercisable Awards”) effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise his or her Exercisable Awards that are then outstanding to the extent vested as of the date on which such notice of termination is delivered (or, without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If the Acquisition Event does take place after giving such notice, an Exercisable Award not exercised prior to the date of the consummation of the Acquisition Event shall be forfeited simultaneously with the consummation of the Acquisition Event. For the avoidance of doubt, in the event of an Acquisition Event, the Committee may, in its sole discretion, terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value without payment of consideration therefor.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Exercisable Awards pursuant to this Section 4.2(d), then the applicable provisions of Section 4.2(b) and Article XI shall apply.

4.3 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY AND GENERAL REQUIREMENTS FOR AWARDS

5.1 General Eligibility. All Eligible Employees, Consultants, Non-Employee Directors and prospective employees and consultants are eligible to be granted Awards, subject to the terms and conditions of the Plan. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2 Incentive Stock Options. Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective employee or consultant is conditioned upon such individual actually becoming an Eligible Employee or Consultant.

ARTICLE VI

STOCK OPTIONS

6.1 Options. Each Stock Option granted under the Plan shall be one of two types: (a) an Incentive Stock Option; or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall, in its sole discretion, have the authority to grant to any Eligible Employee (subject to Section 5.2) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall, in its sole discretion, have the authority to grant any Consultant or Non-Employee Director Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable:

(a)	Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b)	Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)	Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant and set forth in an Award agreement. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods or upon attainment of certain financial results), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Award agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, the Company shall be entitled to cause all Stock Options held by the Participant to immediately terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period commencing on the later of the date the Stock Option is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such date, and upon the Company’s request the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter). In the event that a written employment agreement or other similar written agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

(d)	Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be in a form acceptable to the Company and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock which, solely to the extent necessary to avoid adverse accounting consequences for the Company, have been owned by the Participant for a period of at least six months (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee, in its sole discretion). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)

Non-Transferability of Options. No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as determined by the Committee, in its sole discretion. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a

Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award agreement.

(f)	Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may, in its sole discretion, amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(g)	Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, in its sole discretion (i) subject to Section 12(g), modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent and provided further that such action does not subject the Stock Options to Section 409A of the Code), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).

(h)	Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to certain restrictions as determined by the Committee and be treated as Restricted Stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee, in its sole discretion, determines to be appropriate.

(i)	Other Terms and Conditions. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall, in its sole discretion, deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a)	Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)

Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c)	Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.3(c).

(d)	Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(e)	Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement, multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

(f)	Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g)	Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.3(f) of the Plan.

7.3 Non-Tandem Stock Appreciation Rights. Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan (“Non-Tandem Stock Appreciation Rights”).

7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a)	Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)	Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c)

Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant and set forth in an Award agreement. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Award agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Non-Tandem Stock Appreciation Right, the

Company shall be entitled cause all Non-Tandem Stock Appreciation Rights held by the Participant to immediately terminate and expire, (ii) as a condition of the exercise of a Non-Tandem Stock Appreciation Right, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period commencing on the later of the date the Stock Appreciation Right is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such date, and upon the Company’s request the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter). In the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

(d)	Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e)	Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or shares of Common Stock (as determined by the Committee, in its sole discretion, on the date of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

(f)	Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5 Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a limited stock appreciation right (a “Limited Stock Appreciation Right”). Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash or Common Stock, as determined by the Committee, an amount equal to the amount (a) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (b) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights, as applicable.

ARTICLE VIII

RESTRICTED STOCK

8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of Section 162(m) of the Code.

8.2 Awards and Certificates. Eligible Employees, Consultants and Non-Employee Directors selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)	Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)	Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such other period as the Committee may specify) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)	Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Take-Two Interactive Software, Inc. (the “Company”) 2009 Stock Incentive Plan (as the same may be amended or supplemented from time to time, the “Plan”) and an agreement entered into between the registered owner and the Company dated . Copies of such Plan and agreement are on file at the principal office of the Company.”

(d)	Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)(i) Restriction Period. Unless otherwise provided in an Award agreement, the Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in a Restricted Stock Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of performance goals pursuant to Section 8.3(a)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award. In the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

(ii) Objective Performance Goals, Formulae or Standards. If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. To the extent provided in a Restricted Stock Award agreement, such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

(b)	Rights as a Stockholder. Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee as set forth in an Award agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares in the event of a merger, recapitalization, reorganization or similar event involving the Company. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c)	Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant and the Participant shall be responsible for such certificate upon receipt thereof (including for any replacement costs). All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or, except as otherwise set forth in an Award agreement, other limitations imposed by the Committee.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.1 Other Awards. The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals set forth on Exhibit A as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the vesting of such Other Stock-Based Awards based on a performance period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

9.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article IX shall be subject to the following terms and conditions:

(a)	Non-Transferability. Subject to the applicable provisions of the Award agreement and the Plan, shares of Common Stock subject to Awards made under this Article IX may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)	Dividends. Unless otherwise determined by the Committee at the time of grant, subject to the provisions of the Award agreement and the Plan, the recipient of an Award under this Article IX shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c)	Vesting. Any Award under this Article IX and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion. In the event that a written employment agreement between the Company and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Award agreement, the vesting schedule in such employment agreement shall govern, provided that such agreement is in effect on the date of grant and applicable to the specific Award.

(d)	Price. Common Stock issued on a bonus basis under this Article IX may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article IX shall be priced, as determined by the Committee in its sole discretion.

(e)	Payment. Form of payment for the Other Stock-Based Award shall be specified in the Award agreement.

ARTICLE X

TERMINATION

10.1 Termination. The following rules apply with regard to the Termination of a Participant.

(a)	Rules Applicable to Stock Option and Stock Appreciation Rights. Unless otherwise determined by the Committee at grant as set forth in an Award agreement or in any written employment agreement or other similar written agreement between the Company or any of its Affiliates and a Participant in effect on the date of grant (or, in either case, if no rights of the Participant are reduced, thereafter):

(i) Termination by Reason of Death, Disability or Retirement. If a Participant’s Termination is by reason of death, Disability or the Participant’s Retirement (other than a Retirement described in Section 10.2(a)(iii)(z) below), all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination (including pursuant to Section 6.3(d)) may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a one-year period from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights; provided, however, if the Participant dies within such exercise period, all unexercised Stock Options or Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(ii) Involuntary Termination Without Cause. If a Participant’s Termination is by involuntary termination without Cause, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination (including pursuant to Section 6.3(d)) may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights; provided, however, if the Participant dies within such exercise period, all unexercised Stock Options or Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(iii) Termination for Cause or Voluntary Termination. If a Participant’s Termination: (x) is for Cause, (y) is a voluntary Termination (other than a Retirement), or (z) is a Retirement after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options or Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination. Notwithstanding the foregoing, if a Participant’s Termination is voluntary with the consent of the Company, then the Company may provide that all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination (including pursuant to Section 6.3(d)) may be exercised by the Participant at any time within a period not to exceed 90 days from the date of such Termination, but in no event beyond the expiration of the stated terms of such Stock Options or Stock Appreciation Rights.

(iv) Unvested Stock Options and Stock Appreciation Rights. Stock Options or Stock Appreciation Rights that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(b)	Rules Applicable to Restricted Stock and Other Stock-Based Awards. Unless otherwise determined by the Committee at grant as set forth in an Award agreement or otherwise provided in any written employment agreement or other similar written agreement between the Company or any of its Affiliates and a Participant in effect on the date of grant (or, in either case, if no rights of the Participant are reduced, thereafter) upon a Participant’s Termination for any reason: (i) during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited; and (ii) any unvested Other Stock-Based Awards shall be forfeited. For the avoidance of doubt, any Restricted Stock that vests prior to a Participant’s Termination (including pursuant to Section 8.3(a)(ii)) shall not be forfeited.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Benefits. In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award agreement or in a written employment agreement between the Company and a Participant, a Participant’s unvested Award shall vest in full immediately prior to such Change in Control, unless the provisions of this Article XI are suspended or terminated by an affirmative vote of a majority of the members of the Board prior to the occurrence of such a Change in Control; provided, that such vote shall not affect the provisions of any Award agreement, written employment agreement or other similar written agreement between the Company or any of its Affiliates and a Participant. In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award agreement or in a written employment agreement between the Company and a Participant, the Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion, unless otherwise provided in an Award agreement; provided, that in the event that a Participant’s unvested Award shall vest in full as provided in this Section 11.1, the Participant’s Award shall not be treated in accordance subsection (a) unless otherwise provided in an Award agreement:

(a)

Awards, whether or not then vested by their terms or pursuant to the preceding sentence, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d), as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control (other than with respect to vesting pursuant to the foregoing provisions of this Section 11.1) and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same or other appropriate distribution as other Common Stock on such terms as determined by the Committee in it sole discretion; provided, however, that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).

(b)	The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate (or the cancellation and extinguishment thereof pursuant to the terms of a merger or other purchase agreement entered into by the Company) for an amount of cash equal to the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards (less, solely in the case of Exercisable Awards, the aggregate exercise price of such Awards). For purposes of this Section 11.1, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c)	The Committee may, in its sole discretion, provide for the cancellation of any particular Exercisable Award or Exercisable Awards without payment, if the Change in Control Price is less than the exercise price of such Award(s).

(d)	Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at the time of grant or at any time thereafter.

11.2 Change in Control. Unless otherwise determined by the Committee at grant as set forth in an Award agreement, a “Change in Control” shall be deemed to have occurred:

(a)	upon any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b)	a merger or consolidation of the Company or a Subsidiary with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or such surviving entity’s parent outstanding immediately after such merger or consolidation; or

(c)	upon the approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale. Notwithstanding the foregoing, with respect to any portion of any Award under this Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code, (x) a liquidation of the Company shall not constitute a Change in Control and (y) a Change in Control shall be deemed to have occurred upon the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding anything herein to the contrary, in no event shall stockholder approval of a transaction which, if consummated, would constitute a Change in Control, constitute a Change in Control.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN

12.1 Termination or Amendment. Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination (including rights under any Award agreement), may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, pursuant to the requirements of NASD Rule 4350(i)(1)(A) or such other applicable stock exchange rule, or, to the extent applicable to Incentive Stock Options, Section 422 of the Code, no amendment may be made that would:

(a)	increase the aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Section 4.1 (except by operation of Section 4.2);

(b)	increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2);

(c)	change the classification of Eligible Employees or Consultants eligible to receive Awards under the Plan;

(d)	decrease the minimum option price of any Stock Option or Stock Appreciation Right;

(e)	extend the maximum option period under Section 6.3;

(f)	alter the Performance Goals for the Award of Restricted Stock or Other Stock-Based Awards subject to satisfaction of Performance Goals as set forth in Exhibit A;

(g)	other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Options or Stock Appreciation Rights or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights; or

(h)	require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Stock Option or Stock Appreciation Right, or to make any other amendment that would require stockholder approval under NASD Rule 4350(i)(1)(A), or the rules of any other exchange or system on which the Company’s securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall adversely impair the rights of any holder without the holder’s consent.

ARTICLE XIII

UNFUNDED PLAN

13.1 Unfunded Status of Plan. The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Legend. If set forth in an Award agreement, the Committee may require each person receiving shares of Common Stock pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law-related representations as the Committee shall request. If set forth in an Award agreement, in addition to any legend required by the Plan, the certificates and/or book entry accounts for such shares may include any legend that the Committee, in its sole discretion, deems appropriate to reflect any restrictions on Transfer.

To the extent permitted in an Award agreement, all certificates and/or book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may, in its sole discretion, deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any national securities exchange system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.3 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

14.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the advanced consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.5 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or provided herein or permitted by the Committee as set forth in an Award agreement, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

14.6 Listing and Other Conditions. Unless otherwise provided in an Award agreement:

(a)	Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)	If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful and will not result in the imposition of excise taxes on the Company.

(c)	Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)	A Participant shall be required to supply the Company with any certificates, representations and information that the Company reasonably requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.7 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.8 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.9 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.10 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

14.11 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.12 Death/Disability. The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may, in its discretion, also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.13 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.14 Section 409A of the Code. Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

14.15 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.16 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.17 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.18 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board or such later date as provided in the adopting resolution, subject to the approval of the Plan by the stockholders of the Company within 12 months before or after adoption of the Plan by the Board in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted by the Board and the date of stockholder approval, but Awards granted prior to such tenth anniversary may, and the Committee’s authority to administer the terms of such Awards shall, extend beyond that date; provided, however, that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals set forth on Exhibit A.

ARTICLE XVII

NAME OF PLAN

The Plan shall be known as the “Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan.”

EXHIBIT A

PERFORMANCE GOALS

To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of the grant or vesting of Awards of Restricted Stock and/or Other Stock-Based Awards, each intended to be “performance-based” under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals (“Performance Goals”):

(a)	earnings per share;

(b)	operating income;

(c)	operating profit margin;

(d)	net income;

(e)	cash flow;

(f)	gross profit;

(g)	gross profit return on investment;

(h)	gross margin return on investment;

(i)	gross margin;

(j)	working capital;

(k)	earnings before interest and taxes;

(l)	earnings before interest, tax, depreciation and amortization;

(m)	return on equity;

(n)	return on assets;

(o)	return on capital;

(p)	return on invested capital;

(q)	net revenues;

(r)	gross revenues;

(s)	revenue growth;

(t)	total shareholder return;

(u)	economic value added;

(v)	specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

(w)	the fair market value of the shares of the Company’s Common Stock;

(x)	the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; or

(y)	reduction in expenses.

To the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(i) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(iii) a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also (a) designate additional business criteria on which the performance goals may be based; or (b) adjust, modify or amend the aforementioned business criteria.

Annex B

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF RESTATED CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Take-Two Interactive Software, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by deleting all of the text in the first paragraph of Section 8.1 of Article VIII and replacing it with the following in substitution therefor:

The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred and Five Million (205,000,000) shares, of which Two Hundred Million (200,000,000) shares shall be Common Stock, par value $.01 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $.01 per share.

SECOND: That thereafter an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this [    ] day of [    ], 2012.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:
Name:
Title:

B-1

TAKE-TWO INTERACTIVE SOFTWARE, INC. ATT: INVESTOR RELATIONS

22 BROADWAY NEW YORK, NY 10012

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

NAME

THE COMPANY NAME INC. – COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 19, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # 0000000000003

SHARES 123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

For Withhold For All To withhold authority to vote for any

All All Except individual nominee(s), mark “For All

Except” and write the number(s) of the

The Board of Directors recommends you vote nominee(s) on the line below.

FOR the following: 0 0 0

1. Election of Directors

Nominees

01 Strauss Zelnick 02 Robert A. Bowman 03 SungHwan Cho 04 Michael Dornemann 05 Brett Icahn

06 J. Moses 07 James L. Nelson 08 Michael Sheresky 0000000000 02

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5. For Against Abstain

2. Approval of the Amendment to the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan. 0 0 0

3. Approval of an amendment to the Restated Certificate of Incorporation of the Company to increase the number of authorized 0 0 0 shares of common stock from 150 million to 200 million.

4. Advisory vote to approve the compensation of the named executive officers. 0 0 0

5. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 0 0 0 ending March 31, 2013.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. 0

(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,

please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000147028 1 R1.0.0.11699 SHARES

CUSIP #

JOB # SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

TAKE-TWO INTERACTIVE SOFTWARE, INC.

Annual Meeting of Stockholders

September 20, 2012

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Karl Slatoff, Seth Krauss and Daniel Emerson, or any one of them acting individually, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Take-Two Interactive Software, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 p.m., local time on September 20, 2012, at the W Hotel - Union Square, 201 Park Avenue South, Studio 1, Floor 2M, New York, New York 10003 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS BALLOT FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3, 4, and 5.